Exhibit 4.1

Execution Copy

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

as Issuer,

AND EACH OF THE GUARANTORS PARTY HERETO

10.00% Senior Secured Notes due 2017

INDENTURE

Dated as of July 7, 2011

U.S. BANK NATIONAL ASSOCIATION

as Trustee

and

as Collateral Trustee

EXHIBITS

INDENTURE, dated as of July 7, 2011, among Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein), U.S. Bank National Association, as Trustee (as defined herein), and as Collateral Trustee (as defined herein).

WHEREAS, the Issuer has duly authorized the creation of its 10.00% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, the Guarantors have duly authorized their respective Note Guarantees (as defined herein) of the Notes; and

WHEREAS, all things necessary to make the Notes, when each is duly issued and executed by the Issuer, and authenticated and delivered hereunder, the valid obligations of the Issuer, to make the Note Guarantees the valid and binding obligations of the Guarantors, and to make this Indenture a valid and binding agreement of the Issuer and each of the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“13% Notes” means units, each consisting of $653.85 principal amount of 13% Senior Secured Notes due 2016 of the Issuer and $346.15 principal amount of 13% Senior Secured Notes due 2016 of Primus Telecommunications Canada Inc.

“144A Global Note” means a Restricted Global Note deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the Issuer sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time: (1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of: (A) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn, if applicable); and (B) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt;

provided, however, that after (i) the termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit, if applicable), (iii) the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Documents) of all outstanding letters of credit constituting Priority Lien Debt, and (iv) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Hedging Obligations, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Debtholders;” (2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders; and (3) at any time after the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders. For purposes of this definition, (A) any Secured Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (B) votes will be determined in accordance with the Security Documents.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.13, 4.09 and 4.12 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of: (A) the present value at such redemption date of (i) the redemption price of the Note at March 15, 2013 (such redemption price being set forth in the table and accompanying text appearing in Section 3.01(c) hereof) plus (ii) all required interest payments due on the Note through March 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with any Restricted Subsidiary of the Company, or (2) an acquisition of property (including Equity Interests) by the Company or any Restricted Subsidiary of the Company.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than (A) directors’ qualifying shares or (B) shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $5.0 million and not exceeding $15.0 million in any fiscal year;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale, lease or other transfer or discount of products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out, obsolete or surplus assets in the ordinary course of business (including the assignment, cancellation or abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in any material respect in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5) grants of leases, subleases, licenses and sublicenses in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Liens not prohibited by Section 4.12 hereof;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) (A) a Restricted Payment that does not violate the Section 4.07 hereof or (B) a Permitted Investment;

(10) dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

(11) the sale of an Unrestricted Subsidiary;

(12) the sale or other disposition of Equity Interests of, or an issuance of Equity Interests by, an Unrestricted Subsidiary;

(13) (A) the sale of Permitted Investments (other than sales of Equity Interests of any of the Company’s Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the date of this Indenture, if such Permitted Investments were (i) received in exchange for, or purchased out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), or (ii) received in the form of, or were purchased from the proceeds of, a contribution of common equity capital to the Company, and (B) the sale or disposition of Investments represented by Hedging Obligations; and

(14) grants of Capital Stock of Restricted Subsidiaries or options or other rights to acquire shares of Capital Stock of Restricted Subsidiaries (or issuances of Capital Stock of Restricted Subsidiaries upon the exercise of such options or other rights) made to employees and directors under Section 4.11(b)(1) hereof.

“Australian EBITDA” means, with respect to any period, the Australian Net Income for such period plus and without duplication:

(1) reorganization items, net, realized by the Australian Subsidiaries for such period, to the extent that such reorganization items, net, were deducted in computing such Australian Net Income;

(2) share based compensation expense realized by the Australian Subsidiaries for such period, to the extent that such share based compensation expense was deducted in computing such Australian Net Income;

(3) an amount equal to any loss plus any net loss realized by the applicable Australian Subsidiaries in connection with an Asset Sale or other asset disposal or sale, to the extent such losses were deducted in computing such Australian Net Income;

(4) provision for taxes based on income or profits of all Australian Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Australian Net Income;

(5) the Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt of all Australian Subsidiaries for such period, to the extent that such Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt were deducted in computing such Australian Net Income;

(6) any foreign currency translation or transaction losses (including losses related to currency remeasurements of Indebtedness) of all Australian Subsidiaries for such period, to the extent that such losses were deducted in computing such Australian Net Income;

(7) depreciation, amortization and other non-cash charges and expenses (including asset impairment expense) of all Australian Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Australian Net Income;

(8) interest income and other income or expense realized by the Australian Subsidiaries for such period, to the extent that such interest income and other income or expense were deducted in computing such Australian Net Income;

(9) loss from contingent value rights valuation realized by the Australian Subsidiaries for such period, to the extent that such loss from contingent value rights valuation was deducted in computing such Australian Net Income;

(10) income or expense attributable to the noncontrolling interest realized by the Australian Subsidiaries for such period, to the extent that such income or expense attributable to the noncontrolling interest was deducted in computing such Australian Net Income;

(11) income or loss from discontinued operations, net of tax, realized by the Australian Subsidiaries for such period, to the extent that such income or loss from discontinued operations, net of tax, was deducted in computing such Australian Net Income;

(12) income or loss from sale of discontinued operations, net of tax, realized by the Australian Subsidiaries for such period, to the extent that such income or loss from sale of discontinued operations, net of tax, was deducted in computing such Australian Net Income;

(13) extraordinary or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization items and discontinued operations) for such period, to the extent that such extraordinary or non-recurring losses were deducted in computing such Australian Net Income; and

(14) (A) costs and expenses, including fees, incurred directly by the Australian Subsidiaries in connection with the consummation of the transactions described in this offering circular and consent solicitation statement, and (B) customary fees and expenses of all Australian Subsidiaries payable in connection with the repayment and refinancing of Indebtedness in accordance with Sections 4.07 and 4.09 hereof, in each case, to the extent deducted in computing such Australian Net Income; minus

(15) non-cash items increasing such Australian Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Australian Net Income” means, with respect to any period and without duplication, the Consolidated Net Income of all Australian Subsidiaries for such period.

“Australian Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of Australia or any political subdivision thereof.

“Bankruptcy Law” means Title 11, U.S. Code, as amended or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Canadian EBITDA” means, with respect to any period, the Canadian Net Income for such period plus and without duplication:

(1) reorganization items, net, realized by the Canadian Subsidiaries for such period, to the extent that such reorganization items, net, were deducted in computing such Canadian Net Income;

(2) share based compensation expense realized by the Canadian Subsidiaries for such period, to the extent that such share based compensation expense was deducted in computing such Canadian Net Income;

(3) an amount equal to any loss plus any net loss realized by the applicable Canadian Subsidiaries in connection with an Asset Sale or other asset disposal or sale, to the extent such losses were deducted in computing such Canadian Net Income;

(4) provision for taxes based on income or profits of all Canadian Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Canadian Net Income;

(5) the Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt of all Canadian Subsidiaries for such period, to the extent that such Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt were deducted in computing such Canadian Net Income;

(6) any foreign currency translation or transaction losses (including losses related to currency remeasurements of Indebtedness) of all Canadian Subsidiaries for such period, to the extent that such losses were deducted in computing such Canadian Net Income;

(7) depreciation, amortization and other non-cash charges and expenses (including asset impairment expense) of all Canadian Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Canadian Net Income;

(8) interest income and other income or expense realized by the Canadian Subsidiaries for such period, to the extent that such interest income and other income or expense were deducted in computing such Canadian Net Income;

(9) loss from contingent value rights valuation realized by the Canadian Subsidiaries for such period, to the extent that such loss from contingent value rights valuation was deducted in computing such Canadian Net Income;

(10) income or expense attributable to the noncontrolling interest realized by the Canadian Subsidiaries for such period, to the extent that such income or expense attributable to the noncontrolling interest was deducted in computing such Canadian Net Income;

(11) income or loss from discontinued operations, net of tax, realized by the Canadian Subsidiaries for such period, to the extent that such income or loss from discontinued operations, net of tax, was deducted in computing such Canadian Net Income;

(12) income or loss from sale of discontinued operations, net of tax, realized by the Canadian Subsidiaries for such period, to the extent that such income or loss from sale of discontinued operations, net of tax, was deducted in computing such Canadian Net Income;

(13) extraordinary or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization items and discontinued operations) for such period, to the extent that such extraordinary or non-recurring losses were deducted in computing such Canadian Net Income; and

(14) (A) costs and expenses, including fees, incurred directly by the Canadian Subsidiaries in connection with the consummation of the transactions described in this offering circular and consent solicitation statement, and (B) customary fees and expenses of all Canadian Subsidiaries payable in connection with the repayment and refinancing of Indebtedness in accordance with Sections 4.07 and 4.09 hereof, in each case, to the extent deducted in computing such Canadian Net Income; minus

(15) non-cash items increasing such Canadian Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Canadian Net Income” means, with respect to any period and without duplication, the Consolidated Net Income of all Canadian Subsidiaries for such period.

“Canadian Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of Canada or any political subdivision thereof.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) U.S. dollars;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the U.S. government (provided that the full faith and credit of the U.S. is pledged in support of those securities) having maturities of not more than twelve (12) months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twelve (12) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve (12) months and overnight bank deposits, in each case, with any lender party to any credit agreement or credit facility of the Company or any of its Restricted Subsidiaries or with any domestic commercial bank;

(4) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twelve (12) months after the date of acquisition;

(6) money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) with respect only to Subsidiaries that were not formed under the laws of the U.S. or any state of the U.S. or the District of Columbia, any Investments outside of the U.S. that are functional foreign equivalents in all material respects to the Cash Equivalents described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); provided that a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the aggregate voting power of all classes of Voting Stock of such Person immediately after such transaction will not be a Change of Control;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer or the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(6) the first day on which the Company ceases to own 100% of the outstanding Equity Interests of the Issuer.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means all properties and assets at any time owned or acquired by the Issuer or any Guarantor and certain of the Capital Stock of Subsidiaries of Foreign Subsidiary Holding Companies, except: (1) Excluded Assets; (2) any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to the applicable Security Documents; and (3) any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to Section 12.04 hereof.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as Collateral Trustee for the Collateral, together with its successors in such capacity.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, substantially in the form attached hereto as Exhibit F, to be entered into by the Issuer, the Guarantors and the Collateral Trustee upon the incurrence of any Priority Lien Debt, Junior Lien Debt or additional Parity Lien Debt (other than Additional Notes), in each case, in accordance with the terms hereof, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Company” means Primus Telecommunications Group, Incorporated.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus and without duplication:

(1) reorganization items, net, realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such reorganization items, net, were deducted in computing such Consolidated Net Income;

(2) share based compensation expense realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such share based compensation expense was deducted in computing such Consolidated Net Income;

(3) an amount equal to any loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or other asset disposal sale, to the extent such losses were deducted in computing such Consolidated Net Income;

(4) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(5) the Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt were deducted in computing such Consolidated Net Income;

(6) any foreign currency translation or transaction losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income;

(7) depreciation, amortization and other non-cash charges and expenses (including asset impairment expense) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income;

(8) interest income and other income or expense realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such interest income and other income or expense were deducted in computing such Consolidated Net Income;

(9) loss from contingent value rights valuation realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such loss from contingent value rights valuation was deducted in computing such Consolidated Net Income;

(10) income or expense attributable to the noncontrolling interest realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such income or expense attributable to the noncontrolling interest was deducted in computing such Consolidated Net Income;

(11) income or loss from discontinued operations, net of tax, realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such income or loss from discontinued operations, net of tax, was deducted in computing such Consolidated Net Income;

(12) income or loss from sale of discontinued operations, net of tax, realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such income or loss from sale of discontinued operations, net of tax, was deducted in computing such Consolidated Net Income;

(13) extraordinary or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization items and discontinued operations) for such period, to the extent that such extraordinary or non-recurring losses were deducted in computing such Consolidated Net Income; and

(14) (A) costs and expenses, including fees, incurred directly in connection with the consummation of the transactions described in the Offering Circular, and (B) customary fees and expenses of the Company and its Restricted Subsidiaries payable in connection with the repayment and refinancing of Indebtedness in accordance with Sections 4.07 and 4.09 hereof, in each case, to the extent deducted in computing such Consolidated Net Income; minus

(15) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP. For the avoidance of doubt, gains from Asset Sales and other dispositions of assets shall not be added to such Consolidated Net Income in connection with calculating such Consolidated EBITDA.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of such Person and its Subsidiaries, plus (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Subsidiaries, plus (3) the aggregate liquidation value of all Disqualified Stock of such Person and its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP; provided that Indebtedness representing Hedging Obligations shall not constitute Indebtedness for purposes of this definition.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments and net payments (if any) made by such Person and its Subsidiaries pursuant to interest rate Hedging Obligations but excluding amortization of, or write-offs of, deferred financing costs), and (2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (4) all dividend payments on any series of Disqualified Stock of such Person or any of its Subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date, the ratio of

(1) the Consolidated Indebtedness of the Company as of such date to

(2) the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

In addition, for purposes of calculating the Consolidated Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, of any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(2) dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or dispositions of assets, or the specified Person or any of its Restricted Subsidiaries is acquired by merger or consolidation or by the sale of all or substantially all of its assets to another Person, and including any related financing transactions and including decreases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Leverage Calculation Date will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(3) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

(4) any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and

(5) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock or Disqualified Stock dividends; provided that:

(1) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or asset disposals or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt; (2) payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt (other than any undrawn letters of credit); (3) discharge (or cash collateralization at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and (4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt; (2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit); (3) discharge (or cash collateralization at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and (4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time). Notwithstanding the foregoing, for avoidance of doubt, if at any time no Obligations have yet been designated as Priority Lien Obligations then for all provisions of this Indenture a Discharge of Priority Lien Obligations shall be deemed to have occurred until such time as any Obligations have been designated as Priority Lien Obligations.

“Disqualified Stock” means (1) in the case of the Company and the Restricted Subsidiaries, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Notes mature, and (2) in the case of any Restricted Subsidiary, any other Capital Stock other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof or (y) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock prior to the Company’s purchase of the Notes as is required to be purchased pursuant to the provisions of this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the U.S. or any state of the U.S. or the District of Columbia (and, for the avoidance of doubt, not including Restricted Subsidiaries formed under the laws of a U.S. territory or protectorate) and that is not a Foreign Subsidiary Holding Company; provided that notwithstanding the foregoing, any such Restricted Subsidiary that is a direct or indirect Subsidiary of a Restricted Subsidiary that was not formed under the laws of the U.S. or any state of the U.S. or the District of Columbia shall be deemed not to be a “Domestic Subsidiary” for purposes hereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Assets” means any of the following: (1) any contract, general intangible, copyright license, patent license or trademark license, or any other property to the extent the grant by the Issuer, any Guarantor or other grantor, as applicable, of a security interest pursuant to any applicable Secured Debt Collateral Document to its right, title and interest in such assets or property (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such asset or property, or by any law, (B) would give any other party a legally enforceable right of termination with respect to such contract, agreement, instrument or indenture, or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York Uniform Commercial Code; (2) any of the outstanding voting Capital Stock of any Subsidiary that is not a Domestic Subsidiary or of any Foreign Subsidiary Holding Company (so long as such Subsidiary remains a Foreign Subsidiary Holding Company), in each case, in excess of 65% of such outstanding Capital Stock; (3) leasehold interests in real property; and (4) fee interests in real property with a Fair Market Value of less than $1.0 million (determined on an individual and not an aggregate basis).

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture (including, without limitation, Indebtedness represented by the Notes issued on the date of this Indenture and the Note Guarantees hereof), until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).

“Foreign Subsidiary Holding Company” means any Restricted Subsidiary of the Company which was formed under the laws of the U.S. or any state of the U.S. or the District of Columbia substantially all of the assets of which consist of the Equity Interests and intercompany obligations of (1) one or more Restricted Subsidiaries that were not formed under the laws of the U.S. or any state of the U.S. or the District of Columbia, and (2) other Foreign Subsidiary Holding Companies.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto, bearing the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1) or 2.06(d)(2) hereof. Global Notes shall include both Restricted Global Notes and Unrestricted Global Notes.

“Government Securities” means direct obligations of, or obligations guaranteed by, the U.S., and the payment for which the U.S. pledges its full faith and credit.

“Guarantee” means a guarantee of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, but excluding endorsement of negotiable instruments for collection in the ordinary course of business.

“Guarantors” means each of the Company and the Subsidiary Guarantors and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedge Agreement” means any agreement governing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Note is registered.

“IAI Global Note” means a Restricted Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the Issuer sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of the principal of borrowed money;

(2) representing the principal obligations evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of reimbursement obligations under banker’s acceptances or letters of credit (other than obligations in respect of letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement);

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6) representing any net Hedging Obligations; or

(7) representing Disqualified Stock issued by such Person, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $240,230,710.00 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under Title 11, U.S. Code or any similar federal, state or local law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such disposition. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Junior Lien” means a Lien on the Collateral granted by a Junior Lien Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Cap” means $120 million.

“Junior Lien Debt” means any Indebtedness of the Issuer or a Guarantor that is secured by a Junior Lien that was permitted to be incurred and so secured under this Indenture and each other Secured Debt Document and any Guarantees by the Guarantors of such Indebtedness; provided that (1) on or before the date on which such Indebtedness is incurred by the Issuer or a Guarantor, such Indebtedness is designated by the Issuer or a Guarantor, in an officers’ certificate delivered to each Junior Lien Representative, each Parity Lien Representative, each Priority Lien Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement (provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Parity Lien Debt and/or Priority Lien Debt); (2) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; (3) the Issuer and the Guarantors shall enter into supplemental Security Documents, pursuant to which the Issuer and the Guarantors shall grant to the Collateral Trustee, for the ratable benefit of the holders of the Notes, a security interest in any assets or property of the Issuer and the Guarantors not otherwise granted under this Indenture or the Security Documents prior to such date to the extent the Issuer and the Guarantors grant a security interest in such assets to the holders of such Junior Lien Debt or to any of their representatives (such supplemental Security Documents to contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee may reasonably request); (4) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the Security Documents (including any supplemental Security Documents); and (5) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (5) will be conclusively established if the Issuer or a Guarantor delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means any indenture or credit facility pursuant to which any Junior Lien Debt is incurred and the agreements and instruments related thereto (including the Collateral Trust Agreement and any agreement or instrument creating (or purporting to create), or relating to (or purporting to relate to) a Lien in favor of or for the benefit of the holders of Junior Lien Obligations).

“Junior Lien Obligations” means all Obligations in respect of Junior Lien Debt.

“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt, is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the Junior Lien Documents) pursuant to the agreement governing such Series of Junior Lien Debt and has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions (1) in the City of New York, (2) in the City in which the Corporate Trust Office of the Trustee is located or (3) at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means: (1) as to any future Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative: (A) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably; (B) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and (C) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Secured Debt Collateral Documents; (2) as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the applicable agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative: (A) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably; (B) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and (C) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Secured Debt Collateral Documents; and (3) as to any future Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the applicable agreement governing such Series of Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative: (A) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably; (B) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from enforcement of Junior Liens; and (C) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Secured Debt Collateral Documents.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received (but only as and when received) by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received (but only as and when received) upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by a Lien on any assets subject to such Asset Sale, (2) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale, (3) any liabilities or obligations associated with the assets disposed of in such Asset Sale and retained, indemnified or issued by the Company or any Restricted Subsidiary after such Asset Sale, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Sale, (4) the amount of any purchase price or similar adjustment (A) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (B) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Sale, and (5) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of any asset or assets that were the subject of such Asset Sale established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (2) is directly or indirectly liable as a guarantor or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Obligations” means the obligations of the Issuer with respect to the Notes, the obligations of the Guarantors under the Guarantees and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes and/or and the Security Documents.

“Notes” has the meaning assigned to it in the recitals to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing such Indebtedness.

“Offering Circular” means the Offering Circular and Consent Solicitations, dated June 6, 2011 and supplemented on June 13, 2011, relating to the offering of the Initial Notes, the redemption of the Second Lien Debt, and the amendment of the indenture governing, and the release of the Liens securing, the 13% Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means with respect to any Person, a certificate signed on behalf of the Person by two Officers of the Person, one of whom, solely in respect of the Officers’ Certificate required by Section 4.04(a), must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Person, that, if applicable, meets the requirements of Section 13.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company, reasonably acceptable to the Trustee.

“Parity Lien” means a Lien on the Collateral granted by a Parity Lien Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Parity Lien Obligations.

“Parity Lien Cap” means as of any date of determination, (1) the amount of Parity Lien Debt that may be incurred by the Issuer or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Secured Leverage Ratio would not exceed 2.25 to 1.0 plus (2) $1.00 of additional Parity Lien Debt for each $1.00 of gross cash proceeds received by the Company since the date of this Indenture from the issue or sale of Qualifying Equity Interests of the Company, where the net cash proceeds of such issue or sale have been used to repurchase, redeem, defease or otherwise retire for value 13% Notes plus (3) $1.00 of additional Parity Lien Debt for each $1.00 of gross cash proceeds received by the Company since the date of this Indenture from the issue or sale of Indebtedness of the Company, where the net cash proceeds of such issue or sale have been used to repurchase, redeem, defease or otherwise retire for value 13% Notes.

“Parity Lien Debt” means (1) the Notes issued under this Indenture and the Note Guarantees of the Guarantors; and (2) any other Indebtedness of the Issuer or a Guarantor that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under this Indenture and each other Secured Debt Document and any Guarantees by the Guarantors of such Indebtedness; provided that (A) on or before the date on which such Indebtedness is incurred by the Issuer or a Guarantor, such Indebtedness is designated by the Issuer or a Guarantor, in an Officers’ Certificate delivered to each Parity Lien Representative, each Priority Lien Representative, each Junior Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement (provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and/or Junior Lien Debt); (B) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; (C) the Issuer and the Guarantors shall enter into supplemental Security Documents, pursuant to which the Issuer and the Guarantors shall grant to the Collateral Trustee, for the ratable benefit of the holders of the Notes, a security interest in any assets or property of the Issuer and the Guarantors not otherwise granted under this Indenture or the Security Documents prior to such date to the extent the Issuer and the Guarantors grant a security interest in such assets to the holders of such Parity Lien Debt or to any of their representatives (such supplemental Security Documents to contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee may reasonably request); (D) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the Security Documents (including any supplemental Security Documents); and (E) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (E) will be conclusively established if the Issuer or a Guarantor delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, (1) this Indenture, the Notes and the Note Guarantees, (2) the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt, and (3) the Secured Debt Collateral Documents (other than any Secured Debt Collateral Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means all Obligations in respect of Parity Lien Debt.

“Parity Lien Representative” means (1) in the case of the Notes, the Trustee; or (2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt, is appointed as a representative of the Parity Lien Debt (for purposes related to the administration of the applicable Parity Lien Documents) pursuant to the agreement governing such Series of Parity Lien Debt and has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means any disposition of assets by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any Subsidiary of the Company) in which at least 95% of the consideration received by the Company or such Restricted Subsidiary consists of:

(1) all or substantially all of the assets of, or any Equity Interests of, another Person that is engaged in a Permitted Business, if, after giving effect to any such acquisition of such assets or Equity Interests, such Person is or becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; and/or

(2) other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business and, to the extent received in exchange for assets that constituted Collateral, pledged as Collateral pursuant to the terms of the Security Documents, provided that any consideration not constituting assets or property of a kind usable by the Company and its Restricted Subsidiaries in a Permitted Business received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale that constitutes a Permitted Asset Swap shall, to the extent such consideration constitutes Net Proceeds from such Asset Sale, be subject to the provisions of Section 4.10 hereof.

“Permitted Business” means the business of (1) transmitting, or providing services, including consulting services, relating to the transmission of, voice, video or data through owned or leased transmission facilities or through wireless or internet protocols and facilities, (2) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business, or (3) evaluating, participating or pursuing any other activity or opportunity that is reasonably related, ancillary or complementary to, any of the businesses identified in clause (1) or (2) above, in each case, as determined in good faith by the Company.

“Permitted Investment” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary of the Company; or

(B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or from any other asset disposal or sale;

(5) any acquisition of assets or Equity Interests solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (5) will be excluded from Section 4.07(a)(C)(ii) hereof;

(6) any Investments received in compromise, enforcement or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; (B) litigation, arbitration or other disputes; or (C) Liens or judgments;

(7) Investments represented by Hedging Obligations;

(8) endorsements of negotiable instruments and documents in the ordinary course of business;

(9) pledges or deposits permitted under clauses (6) and (26) of the definition of “Permitted Liens” or relating to Permitted Liens that arise by operation of law;

(10) loans or advances to employees, including advances to employees for moving and travel expenses and similar expenditures, made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(11) receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(12) repurchases of the Notes or the 13% Notes;

(13) any Guarantee of Indebtedness permitted to be incurred under Section 4.09 hereof other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(14) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the date of this Indenture or (B) as otherwise permitted under this Indenture;

(15) Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed $10.0 million; provided that if an Investment made pursuant to this clause (16) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted

Subsidiary of the Company after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (16).

“Permitted Liens” means:

(1) (A) Priority Liens held by the Collateral Trustee securing (i) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Priority Lien Cap, and (ii) all other Priority Lien Obligations; (B) Liens securing Hedging Obligations related to any Secured Debt; (C) Junior Liens held by the Collateral Trustee securing (i) Junior Lien Debt in an aggregate principal amount (as of the date of incurrence of any Junior Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Junior Lien Cap, and (ii) all other Junior Lien Obligations; provided that all such Junior Liens contemplated by this clause (1)(C) are made junior to the Priority Lien Obligations and the Parity Lien Obligations pursuant to the Collateral Trust Agreement and (D) Liens in favor of the Trustee or Collateral Trustee to secure obligations, liabilities or amounts owing to the Trustee or Collateral Trustee under this Indenture, the Notes, the Note Guarantees or the Secured Debt Documents;

(2) Parity Liens held by the Collateral Trustee securing (A) Parity Lien Debt incurred after the date of this Indenture in an aggregate principal amount (as of the date of incurrence of any Parity Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom) (together with all Notes issued on the date of this Indenture and any other Parity Lien Debt incurred on or outstanding as of the date of this Indenture and, in each case, still outstanding at such time), not exceeding the Parity Lien Cap, and (B) all other Parity Lien Obligations; provided that all such Parity Liens contemplated by this clause (2) are made junior to the Priority Lien Obligations pursuant to the Collateral Trust Agreement;

(3) Liens in favor of the Issuer or any Guarantor;

(4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(5) Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6) Liens to secure the performance of bids, tenders, trade, government or other contracts, statutory obligations, insurance, surety, judgment, appeal or other similar bonds, workers compensation obligations, unemployment insurance and other types of social security, obligations for utilities, leases, performance, accommodation or completion guarantees, or licenses and deposits securing liability to or in respect of insurance carriers, landlords, performance bonds and Liens to secure other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of any of the foregoing obligations);

(7) (A) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness and (B) Liens to secure Indebtedness permitted by Section 4.09(b)(15) hereof;

(8) (A) Liens existing on the date of this Indenture, including, without limitation, Liens to secure the Notes issued on the date of this Indenture and (B) Liens in respect of Guarantees (permitted by the terms of this Indenture) of secured Indebtedness outstanding on the date of this Indenture (to the extent that the terms of such secured Indebtedness in effect on the date of this Indenture require such secured Guarantees);

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole, or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, title defects, utility agreements, encroachments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other encumbrances, reservations or restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than Priority Lien Debt, Parity Lien Debt or Junior Lien Debt); provided, however, that:

(A) the new Lien is limited to all or part of the same property and assets that secured (or, in the case of accounts receivables and inventories, property of the same category to the extent the terms of the Lien being extended, renewed or replaced extended to or covered such category of property) or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (ii) an amount necessary to pay accrued interest and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings; provided that such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance;

(14) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15) (A) Liens arising out of judgments or awards not constituting an Event of Default, (B) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made, (C) bankers’ Liens, netting arrangements and rights of setoff, and (D) Liens attaching to commodity trading, brokerage or securities accounts incurred or arising in the ordinary course of business;

(16) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) grants of software and other technology licenses in the ordinary course of business;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(19) grants of leases and subleases in the ordinary course of business that do not materially interfere with the ordinary course of business of the lessor;

(20) Liens encumbering property or assets under construction arising from progress or partial payments by a customer relating to such property or assets;

(21) any interest or title of a lessor in the property subject to any operating lease entered into in the ordinary course of business;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23) Liens on the property or assets of a Restricted Subsidiary of the Company that is not a Guarantor securing Indebtedness of such Restricted Subsidiary which Indebtedness is permitted under Section 4.09 hereof;

(24) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like that are not Subsidiaries;

(25) any pledge of the Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary to secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(26) Liens on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(27) any encumbrances or restrictions (including put and call agreements) with respect to the Equity Interests of any joint venture or partnership that are not Subsidiaries;

(28) Liens in respect of contractual rights of setoff in favor of counterparties to contractual agreements with the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and

(29) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

“Permitted Priority Liens” means:

(1) Liens described in clauses (1)(A) and (1)(B) of the definition of “Permitted Liens;”

(2) (A) Liens described in clauses (4), (5), (6), (7), (8), (9), (10) and (13) of the definition of “Permitted Liens” and (B) Liens described in clause (12) of the definition of “Permitted Liens” to the extent that the Indebtedness related to the applicable Permitted Refinancing Indebtedness was secured by a Lien described in clause (A) above; and

(3) all other Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Priority Lien Documents or the Parity Lien Documents.

“Permitted Refinancing Indebtedness” means any Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final stated maturity date or, in the case of Disqualified Stock, redemption date, later than the final stated maturity date or, in the case of Disqualified Stock, redemption date, of, and (other than in the case of Disqualified Stock) has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, or (B) more than ninety (90) days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons (or the same categories of Persons, to the extent the terms of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged required guarantees from such categories of Persons) who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Lien” means a Lien on the Collateral granted by a Priority Lien Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” means $10.0 million.

“Priority Lien Debt” means any Indebtedness of the Issuer or a Guarantor that is secured by a Priority Lien that was permitted to be incurred and so secured under this Indenture and each other Secured Debt Document and any Guarantees by the Guarantors of such Indebtedness; provided that (1) on or before the date on which such Indebtedness is incurred by the Issuer or a Guarantor, such Indebtedness is designated by the Issuer or a Guarantor, in an Officers’ Certificate delivered to each Priority Lien Representative, each Parity Lien Representative, each Junior Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement (provided that no Series of Secured Debt may be designated as both Priority Lien Debt and Parity Lien Debt and/or Junior Lien Debt); (2) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; (3) the Issuer and the Guarantors shall enter into supplemental Security Documents, pursuant to which the Issuer and the Guarantors shall grant to the Collateral Trustee, for the ratable benefit of the holders of the Notes, a security interest in any assets or property of the Issuer and the Guarantors not otherwise granted under this Indenture or the Security Documents prior to such date to the extent the Issuer and the Guarantors grant a security interest in such assets to the holders of such Priority Lien Debt or to any of their representatives (such supplemental Security Documents to contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee may reasonably request); (4) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the Security Documents (including any supplemental Security Documents) and (5) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (5) will be conclusively established if the Issuer or a Guarantor delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

“Priority Lien Documents” means any indenture or credit facility pursuant to which any Priority Lien Debt is incurred and the agreements and instruments related thereto (including the Collateral Trust Agreement and any agreement or instrument creating (or purporting to create), or relating to (or purporting to relate to) a Lien in favor of or for the benefit of the holders of Priority Lien Obligations).

“Priority Lien Obligations” means all Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means in the case of any Series of Priority Lien Debt the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt, is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Priority Lien Documents) pursuant to the agreement governing such Series of Priority Lien Debt and has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Restricted Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of the Issuer initially sold in reliance on Rule 903 of Regulation S.

“Required Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (1) the aggregate outstanding principal amount of Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt.

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (1) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor Trustee) who shall have responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. and its successors.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“SEC” means the Securities and Exchange Commission.

“Second Lien Debt” means the 14 1/4% Senior Subordinated Secured Notes due 2013 of Primus Telecommunications IHC, Inc., a Delaware corporation.

“Secured Debt” means Parity Lien Debt, Priority Lien Debt and Junior Lien Debt.

“Secured Debt Collateral Documents” means the (1) the Security Documents, and (2) all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon any portion of the Collateral in connection with the incurrence of any Secured Debt, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the Secured Debt Collateral Documents.

“Secured Debt Documents” means the Parity Lien Documents, the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representatives” means the Parity Lien Representatives, Priority Lien Representatives and Junior Lien Representatives.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Secured Debt (excluding (A) any Junior Lien Debt and (B) all Parity Lien Debt incurred in reliance on clause (2) of the definition of “Parity Lien Cap”) outstanding on such date plus all Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn (but without duplication of any unpaid reimbursement obligations in respect of drawings thereunder)), but excluding, in each case, any Indebtedness representing Hedging Obligations, to:

(2) the Consolidated EBITDA for the Company for the most recent four-quarter period for which financial information is available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted

Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(2) dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or dispositions of assets, or the specified Person or any of its Restricted Subsidiaries is acquired by merger or consolidation or by the sale of all or substantially all of its assets to another Person, and including any related financing transactions and including decreases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Secured Leverage Calculation Date will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(3) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Leverage Calculation Date will be excluded;

(4) any Person that is a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(5) any Person that is not a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Secured Obligations” means the Priority Lien Obligations, the Parity Lien Obligations and the Junior Lien Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Collateral Trust Agreement as in effect from time to time, any Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon the Collateral in favor of the Collateral Trustee for the benefit of the holders of the Note Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the Security Documents.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, each issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means any or all of Series of Parity Lien Debt, Series of Priority Lien Debt and Series of Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the later of the date of this Indenture and the date of incurrence of such Indebtedness, and will include any mandatory obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Domestic Subsidiary of the Company that executes a Note Guarantee with respect to the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2013; provided, however, that if the period from the redemption date to March 15, 2013, is less than one (1) year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary thereof, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S.” means the United States.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15

Term	Defined in Section

“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Mortgages”	12.08
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Premises”	12.08
“Purchase Date”	3.08
“Registrar”	2.03
“Restricted Payments”	4.07
“Successor Guarantor”	10.04
“Successor Person”	5.01

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the related Trustee’s certificates of authentication for the Notes will be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the Issuer. Each Note will be dated the date of its authentication.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A. Notes issued in definitive form (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A. Any Notes issued as Additional Notes shall be issued in denominations of $2,000 and integral multiples of $1 in excess thereof. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

At least one Officer of the Issuer must sign the Notes issued by the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

No Note will be valid until authenticated by the manual signature of authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by two Officers of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Notes issued as Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents.

The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed pursuant to Section 7.07, and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

On or prior to 10:00 a.m. New York City time on each due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest on any Note as it becomes due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, the Issuer or a Subsidiary of the Company) shall have no further liability for the money. If the Company, the Issuer or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee or cause the Registrar to furnish to the Trustee, at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes only in the following limited circumstances:

(1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as Depositary and, in each case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2) subject to the procedures of the Depositary, the Issuer in its sole discretion determines, that Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuer, the Trustee, Paying Agent, nor any agent of the Issuer shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in a IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. The Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(1). Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. The Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(2).

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of Notes of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend. The Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(3).

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the amount of or aggregate principal amount of (as the case may be), in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in the case of clauses (D) and (E) above, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the amount or the aggregate principal amount, as the case may be, of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in the aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of the applicable Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE NEXT SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT;

(2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE TERMINATION OF THE PERIOD PROVIDED UNDER RULE 144 AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE

(E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATIONS UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.

OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. At any time prior to such cancellation, if any beneficial interest in a Definitive Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in a Global Note, the principal amount of Notes represented by such Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.08, 4.10, 4.15, and 9.04 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.03 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(8) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(9) The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06 (including all Notes received for transfer pursuant to this Section 2.06) in accordance with its customary practices and procedures. The Issuer shall have the right to require the Trustee to deliver to the Issuer, at its expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(10) In connection with any transfer of any Note, the Trustee and the Issuer shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Note, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.07 Replacement Notes.

If any mutilated Notes are surrendered to the Trustee or the Issuer or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Holder satisfies any reasonable requirements of the Trustee and the Issuer. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holders for each of its expenses (which such expenses shall include attorneys fees and costs) in replacing a Note.

In case any such mutilated, destroyed, lost, or stolen Note has become or is about to become due and payable, the Issuer in its sole discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Issuer may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note or in lieu of any destroyed, lost, or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost, or stolen Note shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.01(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, the Company or a Subsidiary of the Company) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee, upon receipt of an Authentication Order, will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Trustee shall dispose of all cancelled Notes in accordance with its customary procedures and, at the written request of, and expense of, the Issuer, shall deliver a certificate of disposition to the Issuer. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Issuance of Additional Notes.

(a) The Issuer shall be entitled, from time to time, subject to its compliance with Section 4.09 and Section 4.12 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Notes other than with respect to (1) the date of issuance, (2) the issue price, (3) the amount of interest payable on the first interest payment date, initial interest accrual date and initial interest payment date and (4) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes and any Notes issued as Additional Notes shall be treated as a single class for all purposes under this Indenture.

(b) With respect to any Additional Notes, the Issuer shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Issuer, copies of which shall be delivered to the Trustee, the following information:

(1) The aggregate principal amount of Notes constituting Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Redemption.

(a) Optional Redemption Upon an Equity Offering. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 110.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(1) at least 65% of the original aggregate principal amount of the Notes issued under this Indenture (including the principal amount of any Additional Notes issued under this Indenture) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) Optional Redemption Prior to March 15, 2013. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. The Issuer shall give the Trustee notice of the amount of the Applicable Premium promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

(c) Optional Redemption On or After March 15, 2013. On or after March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the thirteen-month period beginning on March 15, 2013 and ending on April 14, 2014, a percentage of 106.500% and if redeemed during the twelve-month period beginning on April 15 of the years indicated below, at the percentage set forth opposite each such year, subject, in each case, to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	103.250%
2015	101.625%
2016 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.02 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.01 hereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price and the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption will occur. The Issuer shall give such notice to the Trustee at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.01 hereof unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Issuer to the effect that such redemption will comply with the provisions herein. Such Officers’ Certificate shall also state that all conditions precedent, if any, provided for herein to such redemption have been complied with.

Section 3.03 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or repurchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (provided that, in the case of Notes issued in global form pursuant to Article 2 hereof, the Depositary may select interests in the Notes for redemption or purchase pursuant to its applicable procedures) unless otherwise required by law or applicable stock exchange or depositary requirements. The Trustee shall make the selection from outstanding Notes not previously called for redemption or purchase. Notes having an aggregate principal amount in excess of $2,000 may be redeemed or purchased in part but only in whole multiples of $1, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. In connection with any pro rata selection of Notes for purchase or redemption, the Trustee may make such adjustments downward or upward (by not more than $1) so that Notes shall only be redeemed or purchased in authorized denominations.

If any Note is to be redeemed or purchased in part only, the notice relating to such Note shall state the portion of the principal amount thereof to be redeemed or purchased. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed or purchased.

Section 3.04 Notice of Redemption.

(a) At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

(b) The notice will identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price (or if not then ascertainable, the manner of calculation thereof);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) the CUSIP number, if any, printed on the Notes being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Notes being redeemed.

(c) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that such request by the Issuer to the Trustee is received by the Trustee at least ten (10) Business Days (or a shorter period satisfactory to the Trustee) prior to the date the Trustee is requested to give notice to the Holders whose Notes are to be redeemed. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.04.

Section 3.05 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption shall not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption date or Purchase Date (as defined in Section 3.08 hereof), the Issuer shall deposit with the Trustee or Paying Agent (or, if the Company, the Issuer or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of and accrued interest (if any) on all Notes or portions thereof to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.07 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part (with, if the Issuer or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing), the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

Section 3.08 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an Asset Sale Offer, it will follow the procedures specified below.

(a) The Asset Sale Offer shall be made to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Parity Lien Debt (on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

(b) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(c) Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, the serial number of such Note if held in definitive form, and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other Parity Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Parity Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered; and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(d) On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Issuer stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.08. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase. Upon surrender of a Note that is purchased in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unpurchased portion of the principal of the Global Note so surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

(e) Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.03, 3.06 and 3.07 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, or premium or interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; the Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Notwithstanding any other provision of the Notes or of this Indenture, if a payment date with respect to any Note Obligation is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee (including the Corporate Trust Office of the Trustee) or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Company shall furnish to the Trustee:

(1) within ninety (90) days after the end of each fiscal year, annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with GAAP, and (C) a presentation of Consolidated EBITDA of the Company and its Restricted Subsidiaries derived from such financial statements and consistent with the presentation thereof in the Offering Circular;

(2) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision), and (C) a presentation of Consolidated EBITDA of the Company and its Restricted Subsidiaries derived from such financial statements and consistent with the presentation thereof in the Offering Circular; and

(3) within ten (10) Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, or financial position of the Company and its Restricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC. The availability of any of the foregoing reports on the SEC’s EDGAR filing system (or other successor electronic filing system) shall be deemed to satisfy the Company’s delivery obligations with respect thereto.

(b) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by paragraph (a) of this Section 4.03 will include (or the Company will separately furnish to the Trustee) a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) So long as any Notes are outstanding, the Company will (1) within ten (10) Business Days after furnishing to the Trustee annual reports required by paragraph (a)(1) of this Section 4.03 (or within ten (10) Business Days after such reports becoming available on the SEC’s EDGAR filing system (or other successor electronic filing system)), hold a conference call to discuss such reports and the results of operations for the relevant reporting period, and (2) if reports required by paragraphs (a)(1), (a)(2) and (a)(3) of this Section 4.03 are not available on the SEC’s EDGAR filing system (or other successor electronic filing system), also maintain a website to which the public is given access and to which all of the reports required by this Section 4.03 are posted.

(d) In addition, the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(e) Notwithstanding anything herein to the contrary, for purposes of Section 6.01(d), (1) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(1) of this Section 4.03 until fifteen (15) days after the date any financial statements or reports thereunder are due, and (2) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(2) of this Section 4.03 until five (5) days after the date any financial statements or reports thereunder are due.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2011, an Officers’ Certificate stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a)(1) hereof shall be accompanied by a written statement of the independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, as promptly as practicable upon any Officer of the Issuer becoming aware of any Default or Event of Default with respect to the Notes, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company and (C) purchases of Equity Interests of, and capital contributions to, Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company held by Persons other than the Company or a Restricted Subsidiary;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any (A) Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) (for the avoidance of doubt, the 13% Notes are not contractually subordinated in right of payment to the Notes or to any Note Guarantee), (B) Junior Lien Debt, or (C) unsecured Indebtedness (excluding the 13% Notes and any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except, in each case, any payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to any Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in paragraph (a) of Section 4.09 hereof; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13) and (14) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(i) an amount equal to the Company’s Consolidated EBITDA from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.75 times the Company’s Consolidated Interest Expense from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period; plus

(ii) 100% of the aggregate net cash proceeds and the fair value (as determined by the Company in good faith) of property or assets received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company), together with the aggregate amount of cash and the fair value (as determined by the Company in good faith) of property or assets received by the Company at the time of any such conversion or exchange; plus

(iii) to the extent that any Restricted Investment that was made after the date of this Indenture is (a) sold for cash or otherwise cancelled, liquidated, repaid, repurchased or redeemed for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(iv) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (a) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (b) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(v) 50% of any dividends, distributions, interest payments, return of capital, repayments of Investments or other assets received by the Issuer or any Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of a sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or contribution to common equity capital of the Company; provided that (A) such Restricted Payment is made within sixty (60) days of any such sale of Equity Interests or contribution to common equity capital and (B) the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.01 hereof;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor (A) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness within sixty (60) days of such incurrence or (B) that is Acquired Debt;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries (or their heirs or estates) pursuant to any management or employee benefit plan or agreement, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve (12) month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or similar rights or tax withholding with respect thereto;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company existing on the date of this Indenture or issued or incurred on or after the date of this Indenture in accordance with Section 4.09(a) hereof;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options, warrants or similar rights or (B) the conversion or exchange of Equity Interests of any such Person;

(9) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or disposition of assets that complies, if applicable, with the provisions of this Indenture;

(10) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor at a purchase price not greater than 101.0% of the principal amount thereof, together with accrued interest, if any, thereon, in the event of a “change of control” in accordance with the terms thereof, which event (A) requires that the Issuer or such Guarantor make an offer to purchase such Indebtedness in accordance with the terms thereof and (B) would also constitute a Change of Control under this Indenture; provided that prior to any such purchase a Change of Control Offer (as defined in Section 4.15 hereof) has been made in accordance with the terms hereof and the Issuer has purchased all Notes validly tendered (and not validly withdrawn) for payment in connection with such Change of Control Offer;

(11) so long as no Default or Event of Default has occurred and is continuing, any payment on or with respect to, or any purchase, redemption, defeasance or other acquisition or retirement for value of, any unsecured Indebtedness;

(12) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Lien Debt or subordinated Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not to exceed $5.0 million since the date of this Indenture;

(13) any Restricted Payment made or paid with Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary; and

(14) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of this Indenture.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (14) of Section 4.07(b) hereof or is entitled to be made according to the 4.07(a) hereof, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Equity Interests to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries (provided that dividend or liquidation priority between classes of Equity Interests, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction).

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture (as determined in good faith by the Company);

(2) this Indenture, the Notes, the Note Guarantees, the Secured Debt Documents and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of any of the foregoing;

(3) (A) agreements governing other Indebtedness permitted to be incurred under Section 4.09(b)(15) hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that in the case of this sub-clause (A), the restrictions therein would not (i) impair, in the Issuer’s good faith reasonable judgment, the ability of the Issuer and the Guarantors to satisfy the Obligations under the Notes, or (ii) otherwise prohibit the Subsidiaries from paying dividends or making distributions, loans or advances at any time in an amount, together with other amounts available, sufficient to make payments on the Notes due at such time, and (B) agreements governing other Indebtedness permitted to be incurred under Section 4.09(b) other than clause (15) thereof, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that in the case of this sub-clause (B), the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees (as determined in good faith by the Company);

(4) applicable law, rule, regulation or order;

(5) any agreement governing or relating to Indebtedness or Equity Interests of Persons acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Persons, or the properties or assets of any Persons, other than the Persons, or the property or assets of the Persons, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of such acquisition (as determined in good faith by the Company);

(6) non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

(7) mortgage financings and purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property mortgaged, purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Company);

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into by the Company or any Restricted Subsidiary;

(13) encumbrances and restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes; and

(14) restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Company’s Consolidated Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the end of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 3.25 to 1.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) (A) the incurrence by the Issuer or any Guarantor of Priority Lien Debt in an aggregate principal amount at any time outstanding not to exceed the Priority Lien Cap and (B) the incurrence by the Issuer or any Guarantor of Junior Lien Debt in an aggregate principal amount at any time outstanding not to exceed the Junior Lien Cap;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by the Issuer or any Guarantor of Parity Lien Debt (which may include without limitation Additional Notes issued under this Indenture following the consummation of the transactions described in the Offering Circular) in an aggregate amount incurred pursuant to this clause (3) (together with all Notes already issued and still outstanding at such time) not to exceed the Parity Lien Cap;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, lease financings or purchase money obligations, in each case, incurred for the purpose of financing (whether or not incurred at the time of such purchase, design, construction, installation, integration or improvement) all or any part of the purchase price or cost of design, construction, installation, integration or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership units) in domestic or transnational fiber optic cable or other transmission facilities, and, in each case, including acquisitions by way of acquisitions of the Equity Interests of a Person that becomes a Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (4), (5), (14), (15) or (16) of this Section 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to prior payment in full in cash of all Obligations then due (and not merely outstanding under) with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Disqualified Stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such Disqualified Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such Disqualified Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business or incurred to hedge any interest rate risk on any fixed or floating rate Indebtedness that was permitted to be incurred under the first paragraph of this covenant or any clause under the definition of “Permitted Debt”;

(9) (A) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed; and (B) the Guarantee by Restricted Subsidiaries that are not Guarantors of Indebtedness of Restricted Subsidiaries that are not Guarantors to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant;

(10) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, accommodation guarantees for the benefit of trade creditors, completion or performance guarantees, letters of credit, completion or performance bonds and surety, appeal or judgment bonds or other similar obligations incurred in the ordinary course of business;

(11) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantees, earnouts, purchase price adjustments or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(13) Indebtedness representing installment insurance premiums of the Company or any Restricted Subsidiary owing to insurance companies or insurance premium financings, in each case, in the ordinary course of business;

(14) (A) Indebtedness of any Persons existing at the time such Persons become Subsidiary Guarantors or Restricted Subsidiaries or are merged with or into or consolidated with the Issuer or any Guarantor or Restricted Subsidiary, or assumed in connection with an acquisition of property (including Equity Interests) by the Issuer or any Guarantor or Restricted Subsidiary and (B) other Indebtedness incurred in connection with an Asset Acquisition by the Issuer or any Guarantor or Restricted Subsidiary, provided that such Indebtedness was in existence prior to the contemplation of such Persons becoming Subsidiary Guarantors or Restricted Subsidiaries or such merger or consolidation or such acquisition of property or Asset Acquisition, provided further that the ratio of the aggregate principal amount of such Indebtedness incurred with respect to any such transaction to Consolidated EBITDA (for the most recent four-quarter period for which financial information is available) attributable to the Person or property so acquired pursuant to such transaction (as determined in good faith by the Company) is 2.5 to 1.0 or less, and does not exceed (together with all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14)) $20.0 million in the aggregate at any one time outstanding;

(15) (A) the incurrence by any Australian Subsidiary or any Canadian Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; and (B) the incurrence by any Restricted Subsidiary of the Company that is not a Domestic Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; and

(16) the incurrence by the Issuer or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $40.0 million.

(c) The Company shall not incur, and shall not permit the Issuer or any other Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company, the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on junior priority basis or junior in right of distribution of collateral proceeds.

(d) For purposes of determining compliance with this Section 4.09 and Section 4.12 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted (in its sole discretion) to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Notwithstanding the foregoing, all Priority Lien Debt will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt and all Parity Lien Debt outstanding on the date of this Indenture will be deemed to have been incurred in reliance on the exception provided by clause (2) of the definition of Permitted Debt (provided, however, that such Parity Lien Debt that is still outstanding shall reduce the amount of Parity Lien Debt that is available under clause (3) of the definition of Permitted Debt). The accrual of interest or preferred stock or Disqualified Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the U.S. dollar-equivalent principal amount of Existing Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date of this Indenture, and (y) if such Indebtedness is incurred to renew, refund, refinance, replace, defease or discharge other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such renewal, refunding, refinancing, replacement, defeasance or discharge would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such renewal, refunding, refinancing, replacement, defeasance or discharge, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such new Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being renewed, refunded, refinanced, replaced, defeased, or discharged plus (ii) the aggregate amount of accrued interest and fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such renewal, refunding, refinancing, replacement, defeasance or discharge. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness (other than net Hedging Obligations), in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness (other than net Hedging Obligations), in the case of any other Indebtedness;

(3) in respect of net Hedging Obligations, the termination value of the related Hedge Agreement that would be payable by the applicable Person as of such date;

(4) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of such Indebtedness of the other Person; and

(5) in respect of Disqualified Stock, an amount equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Section 4.10 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

For purposes of this Section 4.10(a)(2), each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and its Restricted Subsidiaries are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale;

(C) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within one hundred twenty (120) days after such Asset Sale, to the extent of the cash received in that conversion; and

(D) any stock or assets of the kind referred to in clause (3), (5) or (6) of paragraph (b) of this Section 4.10; and

(3) subject to certain limitations, in the case of an Asset Sale that constitutes a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) promptly deposits the Net Proceeds therefrom promptly upon receipt thereof as Collateral in an account or accounts held by or under the control of (for purposes of the Uniform Commercial Code) or otherwise subject to a perfected security interest in favor of the Collateral Trustee or its agent to secure all Secured Obligations.

(b) Within three hundred sixty-five (365) days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay, repurchase or redeem Priority Lien Obligations and, if the Priority Lien Obligations repaid are revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to repay, repurchase or redeem Parity Lien Obligations; provided, that the Issuer offers to repay, repurchase or redeem the Notes on a pro rata basis;

(3) to acquire all or substantially all of the assets of, or any Equity Interests of, a Permitted Business (provided that in the case of any such acquisition of Equity Interests, after giving effect thereto, the Permitted Business is or becomes a Restricted Subsidiary of the Company);

(4) to repay (A) Indebtedness (other than Secured Obligations) that is secured by a Permitted Lien on any assets that were sold in such Asset Sale, or (B) obligations under the 13% Notes;

(5) to make a capital expenditure;

(6) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(7) in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay, repurchase or redeem Indebtedness of the Company, the Issuer or any Restricted Subsidiary; or

(8) any combination of the foregoing clauses (1) through (7).

(c) Within three hundred sixty-five (365) days after the receipt of any Net Proceeds from a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to purchase other assets that would constitute Collateral;

(2) to acquire all or substantially all of the assets of, or any Equity Interests of, a Permitted Business (provided that in the case of any such acquisition of Equity Interests, after giving effect thereto, the Permitted Business becomes a Guarantor or is merged into or consolidated with the Issuer or any Guarantor);

(3) to repay (A) Indebtedness (other than Secured Obligations) that is secured by a Permitted Priority Lien on any Collateral that was sold in such Sale of Collateral, or (B) obligations under the 13% Notes;

(4) to make a capital expenditure with respect to assets that constitute Collateral; or

(5) any combination of the foregoing clauses (1) through (4).

(d) In the case of clauses (3), (5) and (6) of paragraph (b) of this Section 4.10 and clauses (1), (2) and (4) of paragraph (c) of this Section 4.10, the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations in paragraphs (b) and (c) of this Section 4.10 if it enters into a binding commitment to acquire such assets or Equity Interests prior to three hundred sixty-five (365) days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition is completed within one hundred eighty (180) days following the expiration of the aforementioned three hundred sixty-five (365) day period. If the acquisition contemplated by such binding commitment is not consummated on or before such one hundred eightieth (180th) day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the applicable Net Proceeds for another purpose permitted by the applicable paragraph (b) or (c) of this Section 4.10 on or before such one hundred eightieth (180th) day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

(e) Pending the final application of any Net Proceeds of an Asset Sale, other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(f) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) (with respect to Asset Sales other than Sales of Collateral) or paragraph (c) (with respect to a Sale of Collateral) of this Section 4.10 constitute “Excess Proceeds.”

(g) When the aggregate amount of Excess Proceeds exceeds $15.0 million, within forty-five (45) days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, in accordance with Section 3.08 hereof, to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis, based on the amounts validly tendered (and not validly withdrawn) or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of Section 3.08 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at such time in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, (i) a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, or (ii) in the event there are no disinterested members of the Board of Directors of the Company, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment or consulting agreement, employee benefit plan, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments and issuances of Capital Stock, options, warrants or other rights to acquire Capital Stock, in each case, pursuant thereto (provided that issuances of Capital Stock of Restricted Subsidiaries of the Company shall be limited to Voting Stock (in each case, representing an aggregate of not more than 5.0% of the fully diluted Voting Stock of such Restricted Subsidiary) of not more than two Restricted Subsidiaries identified by the Company in an Officers’ Certificate delivered to the Trustee);

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or in exchange for capital contributions to the Company;

(6) Restricted Payments that do not violate Section 4.07 hereof; and

(7) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding.

Section 4.12 Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens and Permitted Priority Liens.

Section 4.13 Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part of that Holder’s Notes (equal to $2,000 or an integral multiple of $1 in excess thereof) pursuant to this Section 4.15 (a “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within fifteen (15) days following any Change of Control, the Issuer will mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, the serial number for Notes held in definitive form and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes validly tendered (and not validly withdrawn) pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered (and not validly withdrawn); and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Issuer stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(c) The Paying Agent will promptly mail to each Holder validly tendered (and not validly withdrawn) the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered (and not validly withdrawn) under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.01 hereof, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16 Additional Note Guarantees and Foreign Subsidiary Company Pledge.

(a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture or a Restricted Subsidiary that was not a Domestic Subsidiary on the date of this Indenture becomes a Domestic Subsidiary, then that Domestic Subsidiary will become a Guarantor and execute a supplemental indenture in the form attached hereto as Exhibit E and deliver an opinion of counsel reasonably satisfactory to the Trustee within thirty (30) Business Days of the date on which it was acquired or created or became a Domestic Subsidiary.

(b) If the Company or any of its Restricted Subsidiaries acquires or creates another Foreign Subsidiary Holding Company after the date of this Indenture or a Restricted Subsidiary that was not a Foreign Subsidiary Holding Company on the date of this Indenture becomes a Foreign Subsidiary Holding Company, then that Foreign Subsidiary Holding Company will pledge the Capital Stock of each of its Subsidiaries not in excess of 65% of the Capital Stock of such Subsidiary, pursuant to a supplemental Security Document (governed by the laws of the United States or any political subdivision thereof) within forty-five (45) Business Days of the date on which it was acquired or created or became a Foreign Subsidiary Holding Company; provided that in no event shall such Foreign Subsidiary Holding Company become a Guarantor or be required to execute a supplemental indenture.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

(a) Subject to Section 4.17(c), the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary and has assets of more than $1,000, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate of the Company certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

(c) The Company shall not designate (1) any Australian Subsidiary to be an Unrestricted Subsidiary other than Australian Subsidiaries (together with all other Australian Subsidiaries that constitute Unrestricted Subsidiaries) (i) that, as of the date of such designation, own less than 10% of the assets owned by all Australian Subsidiaries as of the end of the four-quarter period immediately preceding such date and for which financial information is available, and (ii) from which, as of the date of such designation, less than 10% of Australian Net Income and Australian EBITDA of all Australian Subsidiaries are derived, in each case, for the four-quarter period immediately preceding such date and for which financial information is available, and (2) any Canadian Subsidiary to be an Unrestricted Subsidiary other than Canadian Subsidiaries (together with all other Canadian Subsidiaries that constitute Unrestricted Subsidiaries) (i) that, as of the date of such designation, own less than 10% of the assets owned by all Canadian Subsidiaries as of the end of the four-quarter period immediately preceding such date and for which financial information is available, and (ii) from which, as of the date of such designation, less than 10% of Canadian Net Income and Canadian EBITDA of all Canadian Subsidiaries are derived, in each case, for the four-quarter period immediately preceding such date and for which financial information is available; provided that, in the case of each of clauses (1) and (2) above, such Subsidiaries otherwise satisfy all of the criteria to be designated as “Unrestricted Subsidiaries” pursuant to this covenant.

Section 4.18 Payments for Consents

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, and shall not permit the Issuer to, directly or indirectly: (1) consolidate or merge or amalgamate with or into another Person (whether or not the Company or the Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, the Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company or the Issuer, as applicable, is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger or amalgamation (if other than the Company or the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Person”) is an entity organized or existing under the laws of the U.S., any state of the U.S. or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Successor Person assumes all the obligations of the Company or the Issuer, as applicable, under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company, the Issuer or the Successor Person would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either:

(A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a); or

(B) have a Consolidated Leverage Ratio that is equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition;

(5) the Successor Person promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Security Documents on the Collateral owned by or transferred to the Successor Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by filing of a financing statement under the Uniform Commercial Code of the relevant states;

(6) the Collateral owned by or transferred to the Successor Person shall: (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Liens in favor of the Collateral Trustee for its benefit and the benefit of the holders of the Parity Indebtedness, and (C) not be subject to any Lien other than Permitted Liens; and

(7) the property and assets of the Person which is merged or consolidated with or into the Successor Person, to the extent that they are property or assets of the types that would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Person shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture and the Security Documents.

(b) The Company shall not, and shall not permit the Issuer to, directly or indirectly, lease all or substantially all of the properties and assets of the Company, the Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. Any Indebtedness that becomes an obligation of the Successor Person, the Company, the Issuer or any Restricted Subsidiary as a result of such transaction undertaken in compliance with this Section 5.01, and any Permitted Refinancing Indebtedness with respect thereto, shall be deemed to have been incurred in compliance with Section 4.09.

(c) Paragraphs (a) and (b) of Section 5.01 hereof shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) hereof will not apply to any merger or consolidation of the Company (A) with or into one of its Restricted Subsidiaries for any purpose, or (B) with or into an Affiliate solely for the purpose of reincorporating the Company or the Issuer in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or the Issuer in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof, the Successor Person formed by such consolidation or into or with which the Company or the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Issuer” shall refer instead to the Successor Person and not to the Company or the Issuer, as applicable), and may exercise every right and power of the Company or the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Company or the Issuer herein; provided, however, that the predecessor of the Company or the Issuer shall not be relieved from the obligation to pay the principal of, or premium or interest, if any, on the Notes except in the case of a sale of all of the Company’s or the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) default for thirty (30) days in the payment when due of interest on the Notes;

(b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15, or 5.01 hereof;

(d) failure by the Company or any of its Restricted Subsidiaries for sixty (60) days after notice of breach or default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or any Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within thirty (30) days after such failure to pay or such acceleration;

(f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than those which are covered by insurance from an insurer that has not disclaimed liability) entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of sixty (60) days;

(g) the occurrence of any of the following:

(1) any Security Document ceases for any reason to be fully enforceable (except as permitted by the terms of this Indenture or the Security Documents); provided, that it will not be an Event of Default under this paragraph (g)(1) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $20.0 million ceases to be an enforceable and perfected first-priority Lien on the Collateral (except for Permitted Liens or as permitted by the terms of this Indenture or the Security Documents);

(2) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $20.0 million ceases to be an enforceable and perfected first-priority Lien (except for Permitted Liens or as permitted by the terms of this Indenture or the Security Documents);

(3) the Issuer or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Issuer or any other Guarantor arising under any Security Document; or

(4) the Issuer or any Guarantor fails to grant and perfect any security interest required by the Security Documents to be granted and perfected with respect to Collateral, individually or in the aggregate, having a Fair Market Value in excess of $20.0 million;

(other than, in the case of the foregoing clauses (1) through (4), as a result of, or in connection with, the satisfaction in full of all Obligations under this Indenture or expiration in accordance with the terms of this Indenture or the Security Documents or the release or amendment, modification, waiver, termination or release of any relevant Lien or Security Document in accordance with the terms of this Indenture or the Security Documents);

(h) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture);

(i) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian, receiver, receiver manager, interim receiver or sequestrator of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due; or

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2) appoints a custodian, receiver, receiver manager, interim receiver or sequestrator of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(3) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for sixty (60) consecutive days.

Section 6.02 Acceleration.

(a) In the case of an Event of Default specified in clause (i) or (j) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness under clause (e) of Section

6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Defaults or Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (3) remedies have not been taken with respect to Collateral securing such Indebtedness.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of, the Notes.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest or premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in the aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. In addition, the Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Section 6.06 Limitation on Suits.

(a) Subject to the provisions of Article 7 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such sixty (60) day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, or premium or interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, the Collateral Trustee and any Agent and their respective agents and attorneys for amounts due to the Trustee or any Agent (other than the Company or any of its Subsidiaries acting as an Agent) under Section 7.06 hereof and the Collateral Trustee under the applicable Security Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Trustee and any Agent (other than the Company or any of its Subsidiaries acting as an Agent) and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuer or the applicable Guarantor, as the case may be, its or their successors or assigns, or as a court of competent jurisdiction shall direct.

The Trustee may, upon written notice to the Issuer, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Notwithstanding the foregoing, proceeds received in respect of any sale of or other realization upon all or any part of the Collateral in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents shall be applied pursuant to Section 12.09.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture or any Security Document will require the Trustee or the Collateral Trustee to expend or risk its own funds or incur any liability. The Trustee and the Collateral Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or any Security Document at the request of any Holders, unless such Holder has offered to the Trustee or the Collateral Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee agrees to accept and act upon facsimile or electronic transmission (including pdf) of documents hereunder, it being understood that originals of such shall be provided to the Trustee in a timely manner.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Subject to Section 13.02(b), before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuer or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer, and any resolution of the Board of Directors of the Issuer shall be sufficient if evidenced by a copy of such resolution certified by an Officers’ Certificate of the Issuer to have been duly adopted and in full force and effect on the date thereof.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless the Trustee has received written notice of such event at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) Neither the Trustee nor the Collateral Trustee shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral unless, subject to Section 7.01(e) hereof, solely in the case of filing any financing or continuation statements or recording instruments in any public office, the Collateral Trustee receives written direction from Holders of in excess of 50% of the aggregate principal amount of the then outstanding Notes expressly directing the Collateral Trustee to so file financing and/or continuation statements and/or record instruments in a public office.

(k) Neither the Trustee nor the Collateral Trustee shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or otherwise.

(l) The Trustee (in such capacity) shall have no liability for any acts or omissions of the Collateral Trustee or any successor Trustee.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity.

(a) The Issuer and the Guarantors will pay to each of the Trustee, the Collateral Trustee and any Agent (other than the Company or one of its Subsidiaries acting as an Agent) such compensation as is agreed to from time to time by the Issuer and the Trustee, the Collateral Trustee or any Agent (other than the Company or one of its Subsidiaries acting as an Agent), as applicable, for its acceptance of this Indenture and services hereunder. The Trustee’s and the Collateral Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse each of the Trustee, the Collateral Trustee and any Agent (other than the Company or one of its Subsidiaries acting as an Agent) promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except for any such disbursement, advance or expense as shall have been caused by the Trustee’s, the Collateral Trustee’s or such Agent’s own negligence or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s, the Collateral Trustee’s and such Agent’s respective agents and counsel, as applicable.

(b) The Issuer and the Guarantors, jointly and severally, will indemnify each of the Trustee and the Collateral Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or bad faith. Each of the Trustee and the Collateral Trustee will notify the Issuer promptly of any claim of which the Trustee or Collateral Trustee, as applicable, has received written notice and for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee, as applicable, to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee and the Collateral Trustee, as applicable, will cooperate in the defense. The Trustee and the Collateral Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuer’s and the Guarantors’ payment obligations under this Indenture, the Trustee, for itself and the Collateral Trustee, will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium or interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee or the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may, upon thirty (30) days’ written notice to the Issuer resign and be discharged from the trust hereby created. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 and clauses (4), (5), (6) and (7) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(h) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) In order to exercise either Legal Defeasance under Section 8.02 hereof or Covenant Defeasance under Section 8.03 hereof:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, the Notes, the Security Documents, the Note Guarantees and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

(6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(b) The Collateral will be released from the Liens securing the Notes in accordance with Section 12.04 hereof, upon a Legal Defeasance or Covenant Defeasance in accordance with this Article 8. The Note Guarantees will be released, as provided by Section 10.05 hereof, upon a Legal Defeasance or Covenant Defeasance in accordance with this Article 8.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the applicable Holders of all sums due and to become due thereon in respect of principal, or premium or interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon request of the Issuer any money or non-callable Government Securities deposited with or held by the Trustee, any Paying Agent or the Issuer as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, or premium or interest, if any, on any Note and remaining unclaimed for two years after such principal, or premium or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the applicable Holder will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, or premium or interest, if any, on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the applicable Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and the Security Documents:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders and Note Guarantees by a successor to the Issuer or such Guarantor pursuant to Article 5 or Article 10 hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(e) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any Security Document or to evidence the release, termination or discharge of any Collateral or Security Documents or Note Guarantees in accordance with the terms of this Indenture or the Security Documents;

(f) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of the Exchange Notes” section of the Offering Circular, to the extent that such provision in that “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers’ Certificate of the Issuer or Guarantor to that effect;

(g) to enter into additional or supplemental Security Documents or otherwise provide additional Collateral;

(h) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(i) to subordinate the Liens of the Collateral Trustee on the Collateral to Permitted Priority Liens;

(j) to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of this Indenture;

(k) to provide for the release of a Guarantee of the Notes by a Restricted Subsidiary of the Issuer which release is otherwise permitted under this Indenture and would not result in a Default or Event of Default; or

(l) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Section 9.02 With Consent of Holders.

Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 4.10, and 4.15 and hereof), the Notes, the Note Guarantees or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer and the Guarantors with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.08, 4.10, and 4.15 hereof);

(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes or a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on the Notes;

(g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.08, 4.10, and 4.15 hereof);

(h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or to issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee and Collateral Trustee to Sign Amendments, etc.

The Trustee and/or the Collateral Trustee, as applicable, will sign any amended or supplemental indenture authorized pursuant to this Article 9 or any amendments under the Security Documents if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and/or the Collateral Trustee, as applicable. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee and/or the Collateral Trustee, as applicable, will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate of the Issuer and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantees.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees (such guarantee being the “Note Guarantee” with respect to each Guarantor) to each Holder holding a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and premium, if any, on the Notes, if lawful, and all other obligations of the Issuer to the Holders holding Notes or the Trustee under this Indenture will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder holding Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(d) If any Holder holding a Note or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid by either the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders holding Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Evidence of Note Guarantee.

To further evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit G hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the applicable Note Guarantee set forth in this Indenture on behalf of the applicable Guarantors. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

In the event that the Company or any of its Restricted Subsidiaries acquires or creates any Domestic Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 10, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof or in a transaction not prohibited by Section 4.10 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b) either:

(1) (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger or amalgamation (the “Successor Guarantor”) assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, and the applicable Security Documents pursuant to a supplemental indenture and appropriate Security Documents satisfactory to the Trustee, (B) the Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens under the applicable Security Documents on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction; (C) the Collateral owned by or transferred to the Successor Guarantor shall: (i) continue to constitute Collateral under this Indenture and the applicable Security Documents, (ii) be subject to Liens in favor of the Collateral Trustee for the benefit of the Holders and any other Parity Lien Indebtedness or Priority Lien Indebtedness and (iii) not be subject to any other Lien other than Permitted Liens; and (D) the property and assets of the Person which is merged or consolidated with or into the Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the applicable Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required under this Indenture and the Security Documents; or

(2) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the applicable Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the applicable Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, notwithstanding clauses (b)(1) and (2), nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05 Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents then the Person acquiring the property will be released and relieved of any obligations under the applicable Note Guarantee;

(b) in the event of any sale or other disposition of Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Guarantor in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

(c) Upon designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture and as permitted by the Secured Debt Documents, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.

(d) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on the applicable Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (subject to those provisions herein that by their express terms shall survive), when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation (A) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (B) will become due and payable within one year or (C) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) in respect of clause (a)(2) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (a)(2) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest and premium, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any applicable Guarantor’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the applicable Holders to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL AND SECURITY

Section 12.01 Security Interest.

The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuer to the Holders or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured to the extent provided in the Security Documents.

Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms or the terms of this Indenture and authorizes and appoints U.S. Bank National Association as the Trustee, and the Collateral Trustee, and each Holder and the Trustee direct the Collateral Trustee to enter into additional Security Documents from time to time and to perform its obligations and exercise its rights thereunder in accordance with the provisions hereof and thereof. The Issuer and each of the Guarantors consents and agrees to be bound by the terms of the existing Security Documents and any additional Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.

The Issuer will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the applicable Security Documents, and will do or cause to be done all such acts and things as required by the provisions of the Security Documents to assure and confirm to the Trustee and the

Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Issuer will take, and will cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Parity Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders, to the extent required by, and with the lien priority required under, the Secured Debt Documents and subject to no Liens other than Permitted Liens.

Section 12.02 Security Documents.

With respect to the Collateral, this Article 12 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement at any time such Collateral Trust Agreement is in effect. The Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.

Section 12.03 Collateral Trustee.

With respect to the Notes,

(a) U.S. Bank National Association will initially act as the Collateral Trustee for the benefit of (1) the Trustee and the Holders and all other Parity Lien Obligations outstanding from time to time; (2) all Priority Lien Obligations outstanding from time to time; and (3) all Junior Lien Obligations outstanding from time to time.

(b) Neither the Issuer, nor any of its Affiliates and no Parity Lien Representative (except the Trustee), Priority Lien Representative or Junior Lien Representative may serve as Collateral Trustee.

(c) The Collateral Trustee shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

(d) Except as provided in the Security Documents or as directed by an Act of Required Debtholders in accordance with the Security Documents, the Collateral Trustee shall not be obligated:

(1) to act upon directions purported to be delivered to it by any Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(e) A resignation or removal of the Collateral Trustee and appointment of a successor Collateral Trustee will become effective pursuant to the terms set forth in the Security Documents.

Section 12.04 Release of Liens and Guarantees in Respect of Notes and Note Guarantees.

(a) The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture or the Security Documents and, any Guarantees in respect thereof, and the rights of the Holders to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral, and such Guarantees will automatically terminate and be discharged:

(1) upon the satisfaction and discharge of this Indenture, in accordance with Article 11 hereof;

(2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(3) upon payment in full and discharge of all Notes outstanding under this Indenture and all Note Obligations that are outstanding (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time), due and payable under this Indenture at the time the Notes are paid in full and discharged;

(4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(5) as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any Guarantor or Foreign Subsidiary Holding Company to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Restricted Subsidiary of the Issuer in a transaction or other circumstance that complies with Section 4.10 hereof and is permitted by all of the other Security Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof;

(6) as to any Collateral of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary in compliance with the provisions of this Indenture and any other relevant provisions of any other Security Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary; or

(7) as to any Collateral of a Guarantor, at the time such Guarantor’s Note Guarantee is released pursuant to Section 10.05 hereof.

(b) The Collateral Trustee agrees for the benefit of the Issuer and the other Guarantors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Section 12.04 of this Indenture and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Indenture and all other Security Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Issuer or applicable Guarantor on or before the later of (A) the date specified in such request for such release and (B) the fifth Business Day after the date of receipt of the items required by this Section 12.04 by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that in the case of any release pursuant to clause (5) or clause (7) of Section 12.04(a), if, in the case of such clause (5), the terms of any such sale, transfer or other disposition or, in the case of such clause (7), the applicable release of a Guarantor, in each case, require the payment of the purchase price or other action to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuer or other applicable Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment or action and delivery of the release.

Section 12.05 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

Notwithstanding:

(a) anything to the contrary contained in the Security Documents;

(b) the time of incurrence of any Series of Parity Lien Debt;

(c) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(d) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(e) the time of taking possession or control over any Collateral;

(f) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(g) the rules for determining priority under any law governing relative priorities of Liens:

(1) all Parity Liens granted at any time by the Issuer or any Guarantor will secure, equally and ratably, all present and future Parity Lien Obligations; and

(2) all proceeds of all Parity Liens granted at any time by the Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations.

In addition, this Section 12.05 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt shall be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and the Trustee at the time of incurrence of such Series of Parity Lien Debt.

Section 12.06 Ranking of Parity Liens.

Notwithstanding:

(a) anything to the contrary contained in the Security Documents;

(b) the time of incurrence of any Series of Secured Debt;

(c) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(d) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(e) the time of taking possession or control over any Collateral;

(f) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien;

(g) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Junior Lien; or

(h) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens at any time granted by the Issuer or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Debt up to the Priority Lien Cap and to Priority Lien Obligations in each case, to the extent and on the terms set forth in any Collateral Trust Agreement then in effect.

This Section 12.06 is intended for the benefit of, and will be enforceable as a third party by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representatives and each present and future holder of Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this Section 12.06.

In addition, this Section 12.06 is intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens. Neither the Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provisions, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 12.07 Relative Rights.

Nothing in this Indenture or the Security Documents will:

(a) impair, as among the Issuer and the Holders, the obligation of the Issuer to pay principal of, premium and interest on the Notes issued by the Issuer in accordance with their terms or, except for amendments in accordance with Article 9 hereof, any other obligation of the Issuer or any Guarantor;

(b) affect the relative rights of Holders as against any other creditors of the Issuer or any Guarantor (other than holders of Priority Liens, any other Parity Liens or any Junior Liens to the extent expressly set forth herein or in the applicable Security Document);

(c) restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Security Documents);

(d) restrict or prevent any Holder or holders of other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not expressly restricted or prohibited by the Security Documents; or

(e) restrict or prevent any Holder or holders of other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Security Documents.

Section 12.08 Further Assurances.

The Issuer and each of the Guarantors shall cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of itself, the Trustee and the Holders, duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Security Documents, and subject to the limitations set forth in the Security Documents.

On or prior to the date on which any additional Secured Debt Document is executed, the Issuer and each of the Guarantors shall grant to the Collateral Trustee a security interest in any assets or property of the Issuer or Guarantors not otherwise granted pursuant to this Indenture and the Security Documents prior to such date, to the extent that the Issuer and the Guarantors grant a security interest in such other assets to the new Secured Debt Representative or any holders of such new Obligations.

With respect to any fee interest in real property with a Fair Market Value equal to or greater than $1.0 million (determined on an individual, and not an aggregate basis) acquired by the Issuer or any Guarantor after the date hereof (individually and collectively, the “Premises”):

(a) the Issuer or the applicable Guarantor shall deliver to the Collateral Trustee, as mortgagee or beneficiary, as applicable, fully executed counterparts of mortgages, deeds of trust, deeds or other similar document to secure debt (the “Mortgages”), each dated the date such property is pledged to secure the Notes, duly executed by the Issuer or the applicable Guarantor, as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected, first-priority Lien (subject to Permitted Liens) against the properties purported to be covered thereby;

(b) the Collateral Trustee shall have received mortgagee’s title insurance policies in favor of such Collateral Trustee, as mortgagee, in the form necessary, with respect to the property purported to be covered by such Mortgage, to insure that the interests created by the Mortgage constitute valid and first-priority Liens on such property free and clear of all Liens, defects and encumbrances (other than Permitted Liens), each such title insurance policy to be in an amount and have such endorsements and additional coverages as shall be customary as certified in an Officers’ Certificate and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(c) the Issuer will, or will cause the applicable Guarantor to, deliver to the Collateral Trustee, with respect to each of the Premises, such filings, surveys (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies referred to above), local counsel opinions, landlord agreements and fixture filings, along with such other documents, instruments, certificates and agreements, as shall be necessary or as the Collateral Trustee and its counsel shall reasonably require to create, evidence or perfect a valid first-priority Lien on the property subject to each such Mortgage (subject to Permitted Liens).

From and after the date hereof, if the Issuer or any Guarantor acquires any personal property which is of a type that would constitute Collateral under any Security Document, it will be required as soon as practicable after the acquisition thereof, to execute and deliver such security instruments, financing statements, and Officers’ Certificates and opinions of counsel as are required under this Indenture or under any Security Document, or as may be reasonably requested by the Collateral Trustee, in each case, to vest in the Collateral Trustee a perfected security interest in such after-acquired property with the priority required hereunder or under the applicable Security Document and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture relating to such Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

On or prior to the date on which any other additional Secured Debt Documents are executed or the date on which any Priority Lien Debt, Junior Lien Debt or other Parity Lien Debt is incurred, in each case, in accordance with the terms of this Indenture and the other Secured Debt Documents then in effect, the Collateral Trustee shall enter into the Collateral Trust Agreement upon receipt of an Officers’ Certificate from the Issuer certifying that such Priority Lien Debt, other Parity Lien Debt or Junior Lien Debt, as applicable, has been incurred as permitted under the Secured Debt Documents.

Section 12.09 Application of Proceeds.

Subject to applicable law, Permitted Liens and the terms of the Collateral Trust Agreement as in effect from time to time, if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee to the Trustee for application by the Trustee in the following order:

FIRST, ratably, to the Trustee, the Collateral Trustee and any Agent (other than the Company or any of its Subsidiaries acting as an Agent) toward the payment of all amounts due to the Trustee, the Collateral Trustee and any Agent (other than the Company or any of its Subsidiaries acting as an Agent) under Section 7.06 hereof, and to the Collateral Trustee under any Security Document, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Trustee and any Agent (other than the Company or any of its Subsidiaries acting as an Agent) or any co-trustee or agent of the Trustee, the Collateral Trustee or any Agent (including reasonable fees and expenses of the Trustee’s, the Collateral Trustee’s or any Agent’s counsel) (other than the Company or any of its Subsidiaries acting as an Agent);

SECOND, to Holders for Obligations in respect of the Notes that are then due and payable in an amount sufficient to pay in full in cash all outstanding Obligations in respect of such Notes that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

THIRD, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Issuer or the applicable Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Issuer, the Company, any Guarantor, the Trustee or the Collateral Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Trustee or the Collateral Trustee:

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attention: Corporate Trust Services

With a copy to:

Thompson Hines LLP

335 Madison Avenue

New York, New York 10017

Attention: Irving C. Apar

If to the Issuer and/or any Guarantor:

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Facsimile No.: (703) 902-2877

Attention: Chief Legal Officer

With a copy to:

Jenner & Block LLP

353 N Clark Street

Chicago, Illinois 60654

Facsimile No.: (312) 840-8711

Attention: Thomas A. Monson

The Issuer, any Guarantor, the Trustee or the Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and the Collateral Trustee at the same time.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or the Collateral Trustee, as applicable, to take any action under this Indenture, the Issuer shall furnish to the Trustee (and/or the Collateral Trustee):

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee and/or the Collateral Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and/or the Collateral Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, that no such Opinion of Counsel shall be required in connection with the order by the Issuer to authenticate and deliver the Initial Notes on the date hereof pursuant to Section 2.02 hereof.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, that an issuer of an Opinion of Counsel can rely as to matters of fact on an Officers’ Certificate or a certificate of a public official.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present, or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

Section 13.06 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.09 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10 Counterpart Originals.

The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them together represent the same agreement.

Section 13.11 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE COLLATERAL TRUSTEE AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.13 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.14 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Trustee, as applicable. The parties to this Indenture agree that they will provide the Trustee or the Collateral Trustee, as applicable, with such information as it may request in order for the Trustee or the Collateral Trustee, as applicable, to satisfy the requirements of the U.S.A Patriot Act.

[Signatures on following page]

IN WITNESS HEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PRIMUS TELECOMMUNICATIONS HOLDING, INC., as Issuer

By:
	Name:	James C. Keeley
	Title:	Vice President and Corporate Controller

Signature Page to Indenture

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, as a Guarantor

By:
	Name:	James C. Keeley
	Title:	Corporate Controller and Treasurer

IPRIMUS USA, INC.

LINGO HOLDINGS, INC.

LINGO, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

PRIMUS TELECOMMUNICATIONS, INC. as Guarantors

By:
	Name:	James C. Keeley
	Title:	Vice President and Corporate Controller

ARBINET CORPORATION

ANIP, INC.

ARBINET CARRIER SERVICES, INC.

ARBINET COMMUNICATIONS, INC.

ARBINET DIGITAL MEDIA CORPORATION

ARBINET MANAGED SERVICES, INC.

ARBINET SERVICES, INC.

BELL FAX, INC. as Guarantors

By:
	Name:	James C. Keeley
	Title:	Vice President and Corporate Controller

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Signature Page to Indenture

EXHIBIT A

[Face of Note]

CUSIP/CINS

10.00% Senior Secured Notes due 2017

No.	$ *

Primus Telecommunications Holding, Inc.

promises to pay to              or registered assigns,

the principal sum of                                  DOLLARS on             , 20    .

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:             , 20

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

10.00% Senior Secured Notes due 2017

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 10.00% per annum. The Issuer will pay interest, if any, semiannually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture, dated as of July 7, 2011 (the “Indenture”), by and among the Issuer, the guarantors party thereto, and U.S. Bank National Association as Trustee and as Collateral Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer. The Notes are secured by substantially all the assets of the Issuer and the applicable Guarantors pursuant to and as further described in the Security Documents referred to in the Indenture. Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Optional Redemption Upon an Equity Offering. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 110.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(i) at least 65% of the original aggregate principal amount of the Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) Optional Redemption Prior to March 15, 2013. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. The Issuer shall give the Trustee notice of the amount of the Applicable Premium promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

(c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2013.

(d) Optional Redemption On or After March 15, 2013. On or after March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the thirteen-month period beginning on March 15, 2013 and ending on April 14, 2014, a percentage of 106.500% and if redeemed during the twelve-month period beginning on April 15 of the years indicated below, at the percentage set forth opposite each such year, subject, in each case, to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	103.250%
2015	101.625%
2016 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part of that Holder’s Notes pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within fifteen (15) days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Following the occurrence of certain Asset Sales, the Issuer may be required to offer to repurchase the Notes and other Parity Lien Debt containing similar provisions to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets as required by the Indenture.

(7) NOTICE OF REDEMPTION. At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes in denominations larger than $2,000.00 may be redeemed or purchased in part but only in multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(8) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of fifteen (15) days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(9) PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of its Note for all purposes. Only registered Holders have rights under the Indenture.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the exceptions set forth in Section 9.02 of the Indenture and referenced in the following sentence, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class. Without the consent of any Holder, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented as set forth in Section 9.01 of the Indenture.

(11) DEFAULTS AND REMEDIES. The Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(13) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(14) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Primus Telecommunications Group, Inc. 7901 Jones Branch Drive, Suite 900 McLean, Virginia 22102 Attn: Chief Legal Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐Section 4.10                     ☐Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Primus Telecommunications Holding, Inc.

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

Re:	10.00% Senior Secured Notes due 2017 of Primus Telecommunications Holding, Inc.

Reference is hereby made to the Indenture, dated as of July 7, 2011 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, and U.S. Bank National Association, as Trustee and as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling

B-1

efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the forty (40) day distribution compliance period as defined in Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof; or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

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(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-3

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]
	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP ), or

		(ii)	☐	Regulation S Global Note (CUSIP ), or

		(iii)	☐	IAI Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]
	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP ), or

		(ii)	☐	Regulation S Global Note (CUSIP ), or

		(iii)	☐	IAI Global Note (CUSIP ); or

		(iv)	☐	Unrestricted Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Primus Telecommunications Holding, Inc.

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

Re:	10.00% Senior Secured Notes due 2017 of Primus Telecommunications Holding, Inc.

Reference is hereby made to the Indenture, dated as of July 7, 2011 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, and U.S. Bank National Association, as Trustee and as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Notes for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Primus Telecommunications Holding, Inc.

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

Re:	10.00% Senior Secured Notes due 2017 of Primus Telecommunications Holding, Inc.

Reference is hereby made to the Indenture, dated as of July 7, 2011 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, and U.S. Bank National Association, as Trustee and as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to the Registrar and the Issuer such certifications, legal opinions and other information as the Registrar and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Registrar and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                     , a              [corporation] (the “Guaranteeing Entity”), Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), Primus Telecommunications Group, Incorporated, a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”), and as Collateral Trustee (as defined in the Indenture referred to herein).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 7, 2011 providing for the issuance of 10.00% Senior Secured Notes due 2017 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder or agent of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or any Supplemental Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                                                       ,

[Guaranteeing Entity]

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS HOLDING, INC., as Issuer

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, as a Guarantor

By:
Name:
Title:

IPRIMUS USA, INC.

LINGO HOLDINGS, INC.

LINGO, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

PRIMUS TELECOMMUNICATIONS, INC.

as Guarantors

By:
Name:
Title:

ARBINET CORPORATION

ANIP, INC.

ARBINET CARRIER SERVICES, INC.

ARBINET COMMUNICATIONS, INC.

ARBINET DIGITAL MEDIA CORPORATION

ARBINET MANAGED SERVICES, INC.

ARBINET SERVICES, INC.

BELL FAX, INC.

as Guarantors

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT F

FORM OF COLLATERAL TRUST AGREEMENT

See attached.

FORM OF

COLLATERAL TRUST AGREEMENT

dated as of                  , 20

among

PRIMUS TELECOMMUNICATIONS HOLDING, INC.,

the Grantors from time to time party hereto,

THE PRIORITY LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

THE PARITY LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

INCLUDING, U.S. BANK NATIONAL ASSOCIATION,

as Trustee under the Indenture

THE JUNIOR LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

as Priority Collateral Trustee, Parity Collateral Trustee

and Junior Collateral Trustee

i

ii

EXHIBIT A	–	Additional Secured Debt Designation
EXHIBIT B	–	Form of Collateral Trust Joinder—Additional Secured Debt
EXHIBIT C	–	Form of Collateral Trust Joinder—Additional Grantor/Successor Issuer

iii

This Collateral Trust Agreement (this “Agreement”) is dated as of                  , 20     and is by and among Primus Telecommunications Holding, Inc. (the “Issuer”), the Grantors from time to time party hereto, each Priority Lien Representative that executes and delivers a Collateral Trust Joinder, U.S. Bank National Association, as Trustee (as defined below), each additional Parity Lien Representative that executes and delivers a Collateral Trust Joinder, each Junior Lien Representative that executes and delivers a Collateral Trust Joinder, and U.S. Bank National Association, as Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee (in such capacities and together with its successors in such capacities, the “Collateral Trustee”).

RECITALS

The Issuer has issued its 10% Senior Secured Notes due 2017 (the “Notes”) in an aggregate principal amount of $240,230,710.00 pursuant to an Indenture dated as of July 7, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Issuer, the guarantors party thereto, U.S. Bank National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”), and U.S. Bank National Association, as Collateral Trustee (in such capacity together with its successors in such capacity, the “Notes Collateral Trustee”).

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

Pursuant to the Collateral Agreement dated as of the date of the Indenture (as amended, supplemented, amended and restated or otherwise modified from time to time, including any replacement thereof, the “Notes Collateral Agreement”), the Issuer and the Grantors (as defined herein) have granted liens and pledges to the Notes Collateral Trustee, for the ratable benefit of the holders of the Notes, the Trustee and the Notes Collateral Trustee, to secure the Notes under the Indenture and, subject to such priority, the Issuer and the Grantors may secure any future Priority Lien Debt on a senior priority basis, future Parity Lien Debt on a pari passu priority basis and any future Junior Lien Debt on a junior priority basis, in each case, with Liens on all present and future Collateral to the extent that such Liens have been provided for (or are subsequently provided for) in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

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AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“Accepting Holders” has the meaning set forth in Section 2.12(b).

“Act of Required Debtholders” means, as to any matter at any time: (1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of: (A) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn, if applicable); and (B) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that after (i) the termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit, if applicable), (iii) the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Documents) of all outstanding letters of credit constituting Priority Lien Debt, and (iv) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Hedging Obligations, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Debtholders;” (2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders; and (3) at any time after the Discharge of Priority Lien Obligations and the Discharge of the Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders. For purposes of this definition, (A) any Secured Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (B) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 3.7(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that

2

beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Calculation Notice” has the meaning set forth in Section 2.12(a).

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together, and (3) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Issuer and the Grantors now owned or hereafter acquired in which Liens have been granted to each of the Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2.

3

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors or successor Issuer, an agreement substantially in the form of Exhibit C.

“Declining Holder” has the meaning set forth in Section 2.12(b).

“Discharge of Junior Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Junior Lien Debt; (2) payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt (other than any undrawn letters of credit); (3) if applicable, discharge (or cash collateralization at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt; and (4) payment in full in cash of all other Junior Lien Obligations that are outstanding and unpaid at the time the Junior Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Parity Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt; (2) payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt (other than any undrawn letters of credit); (3) if applicable, discharge (or cash collateralization at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and (4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt; (2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit); (3) if applicable, discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and (4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

Notwithstanding the foregoing, for avoidance of doubt, if at any time no Obligations have yet been designated as Priority Lien Obligations in accordance with this Agreement then for all provisions of this Agreement a Discharge of Priority Lien Obligations shall be deemed to have occurred until such time as any Obligations have been designated as Priority Lien Obligations in accordance with this Agreement.

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“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Grantors” means the Issuer, the Parent and any Subsidiary of Parent, in each case, that is a party to the Notes Collateral Agreement in accordance with the provisions of the Indenture and their respective successors and assigns, in each case, until the assets of such Person have been released from the Lien of the Notes Collateral Agreement in accordance with the provisions of the Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of Parent and the Subsidiary Guarantors and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedge Agreement” means any agreement governing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of the principal of borrowed money;

(2) representing the principal obligations evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of reimbursement obligations under banker’s acceptances or letters of credit;

(4) representing Capital Lease Obligations;

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(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6) representing any net Hedging Obligations; or

(7) representing Disqualified Stock (as defined in the Indenture) issued by such Person,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Issuer or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under Title 11, U.S. Code or any similar federal, state or local law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

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(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Issuer” has the meaning set forth in the preamble.

“Junior Collateral Trustee” has the meaning set forth in Section 2.3(a).

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Grantor to secure Junior Lien Obligations.

“Junior Lien Debt” means any Indebtedness of the Issuer or a Guarantor that is secured equally and ratably by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that: (a) on or before the date on which such Indebtedness is incurred by the Issuer or a Guarantor, such Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to each other Junior Lien Representative, each Parity Lien Representative, each Priority Lien Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of the Indenture and this Agreement; provided, that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt and/or Parity Lien Debt; (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation (execution and delivery of a Collateral Trust Joinder by the new Secured Debt Representative shall satisfy the requirements of this clause (b)); (c) the Issuer and the Grantors shall enter into Supplemental Security Documents required by Section 3.7; (d) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and (e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means, collectively, (i) each indenture, credit agreement and other agreement governing each other Series of Junior Lien Debt and (ii) the Security Documents (other than any Security Documents that do not secure Junior Lien Obligations).

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt, is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the Junior Lien Documents) pursuant to the agreement governing such Series of Junior Lien Debt and has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.7.

“Junior Standstill Period” shall have the meaning set forth in Section 2.6(a).

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“Junior Trust Estate” has the meaning set forth in Section 2.3.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1) as to any future Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Grantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.3; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents;

(2) as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in an agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuer or any Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.3; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents; and

(3) as to any future Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in an agreement governing such Series of Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Grantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

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(b) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.3; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Notes” has the meaning set forth in the recitals.

“Notes Collateral Agreement” has the meaning set forth in the recitals.

“Notes Collateral Trustee” has the meaning set forth in the recitals.

“Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing such Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Issuer by two officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer.

“Parent” means Primus Telecommunications Group, Incorporated.

“Parity Collateral Trustee” has the meaning set forth in Section 2.2(a).

“Parity Lien” means a Lien on the Collateral granted by a Parity Lien Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means (1) the Notes issued under the Indenture and the Note Guarantees of the Guarantors; and (2) any other Indebtedness of the Issuer or a Guarantor that is secured equally and ratably by a Parity Lien that was permitted to be incurred and so secured

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under each applicable Secured Debt Document; provided, that in the case of any Indebtedness referred to in clause (2) of this definition, that: (a) on or before the date on which such Indebtedness is incurred by the Issuer, such Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to each Parity Lien Representative, each Priority Lien Representative, each Junior Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Indenture and this Agreement; provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and/or Junior Lien Debt; (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation (execution and delivery of a Collateral Trust Joinder by the new Secured Debt Representative shall satisfy the requirements of this clause (b)); (c) the Issuer and the Grantors shall enter into any Supplemental Security Documents required pursuant to Section 3.7; (d) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and (e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, (i) the Indenture, the Notes, the Note Guarantees, (ii) each indenture, credit agreement and other agreement governing each other Series of Parity Lien Debt and (iii) the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means (1) in the case of the Notes, the Trustee; or (2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt, is appointed as a representative of the Parity Lien Debt (for purposes related to the administration of the applicable Parity Lien Documents) pursuant to the agreement governing such Series of Parity Lien Debt and has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.7.

“Parity Standstill Period” shall have the meaning set forth in Section 2.5(a).

“Parity Trust Estate” has the meaning set forth in Section 2.2.

“Permitted Priority Liens” means:

(1) Liens described in clauses (1)(A) and (1)(B) of the definition of “Permitted Liens” under the Indenture;

(2) Liens described in clauses (4), (5), (6), (7), (8), (9), (10) and (13) of the definition of “Permitted Liens” under the Indenture and (B) Liens described in clause (12) of the definition of “Permitted Liens” to the extent that the Indebtedness related to the applicable Permitted Refinancing Indebtedness was secured by a Lien described in clause (A) above; and

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(3) all other Permitted Liens (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Priority Lien Documents or the Parity Lien Documents.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Collateral Trustee” has the meaning set forth in Section 2.1(a).

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Grantor to secure Priority Lien Obligations.

“Priority Lien Cap” has the meaning set forth in the Indenture.

“Priority Lien Debt” means any Indebtedness of the Issuer or a Guarantor that is secured equally and ratably by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that: (a) on or before the date on which such Indebtedness is incurred by the Issuer or a Guarantor, such Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to each Secured Debt Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Priority Lien Debt and Parity Lien Debt and/or Junior Lien Debt; (b) the Priority Lien Representative for such Indebtedness executes a Collateral Trust Joinder in accordance with Section 3.7 and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation (execution and delivery of a Collateral Trust Joinder by the new Secured Debt Representative shall satisfy the requirements of this clause (b)); (c) the Issuer and the Grantors shall enter into any Supplemental Security Documents required pursuant to Section 3.7; (d) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and (e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

“Priority Lien Documents” means, collectively, (i) each indenture, credit agreement and other agreement governing each other Series of Priority Debt and (ii) the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt (including, without limitation, Hedging Obligations and guarantees thereof that are secured, or intended to be secured, under the Priority Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of this Agreement as a holder of Priority

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Lien Obligations or such provider’s interest in the Collateral is subject to the terms of this Agreement as a holder of Priority Lien Obligations and if such Hedging Obligations and such guarantees thereof are permitted to be incurred and so secured under each applicable Secured Debt Document).

“Priority Lien Representative” means in the case of any Series of Priority Lien Debt the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt, is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Priority Lien Documents) pursuant to the agreement governing such Series of Priority Lien Debt and has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.7.

“Priority Trust Estate” has the meaning set forth in Section 2.1.

“Purchase Date” has the meaning set forth in Section 2.12(c).

“Purchase Notice” has the meaning set forth in Section 2.12(a).

“Purchase Option Period” has the meaning set forth in Section 2.12(a).

“Purchase Price” has the meaning set forth in Section 2.12(a).

“Purchasers” has the meaning set forth in Section 2.12(b).

“Required Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt.

For purposes of this definition, (a) Junior Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.

For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

“Secured Debt” means Parity Lien Debt, Priority Lien Debt and Junior Lien Debt.

“Secured Debt Default” means, any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both,) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

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“Secured Debt Documents” means the Parity Lien Documents, the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative, each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Parity Lien Obligations, Priority Lien Obligations and Junior Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer (or equivalent record) register is maintained.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register (or equivalent record) is maintained.

“Series of Priority Lien Debt” means, severally, each issue or series of Priority Lien Debt for which a single transfer register (or equivalent record) is maintained.

“Series of Secured Debt” means each Series of Parity Lien Debt, each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the later of the date of the Indenture and the date of the incurrence of such Indebtedness, and will include any mandatory obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Supplemental Security Documents” has the meaning set forth in Section 3.7(b).

“Trustee” has the meaning set forth in the recitals.

“Trust Estates” has the meaning set forth in Section 2.3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or if by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted pursuant to any Security Document are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

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(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Secured Debt Representative and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indenture notwithstanding the termination or expiration of the Indenture or redemption of all Obligations evidenced thereby.

(f) This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Appointment of Priority Collateral Trustee and Declaration of Priority Trust.

(a) Each of the Priority Lien Representatives, on behalf of the applicable holders of Priority Lien Obligations, hereby appoints U.S. Bank National Association as collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of such holders of Priority Lien Obligations. U.S. Bank National Association accepts such appointment by the Priority Lien Representatives as collateral trustee (in such capacity, the “Priority Collateral Trustee”).

(b) To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Issuer and the Grantors hereby grants to the Priority Collateral Trustee, and the Priority Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of the Issuer’s and such Grantor’s right, title and interest in, to and under all Collateral granted to the Priority Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Priority Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Priority Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Priority Trust Estate”); provided, in the case of any Obligations referred to in this Section 2.1, as of any date of incurrence of any Priority Lien Debt, the aggregate principal amount of Priority Lien Debt shall not exceed the Priority Lien Cap.

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The Priority Collateral Trustee and its successors and assigns under this Agreement will hold the Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust for the benefit of the holders of the Priority Lien Obligations as part of the Priority Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Issuer and the Grantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Priority Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Appointment of Parity Collateral Trustee and Declaration of Parity Trust.

(a) Each of the Parity Lien Representatives and the Notes Collateral Trustee, on behalf of the applicable holders of the Parity Lien Obligations, hereby appoints U.S. Bank National Association as collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of such holders of Parity Lien Obligations. U.S. Bank National Association accepts such appointment by the Parity Lien Representatives as collateral trustee (in such capacity, the “Parity Collateral Trustee”).

(b) To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Issuer and the Grantors hereby grants to the Parity Collateral Trustee, and the Parity Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of the Issuer’s and such Grantor’s right, title and interest in, to and under all

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Collateral granted to the Parity Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Parity Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Parity Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Parity Trust Estate”).

The Parity Collateral Trustee and its successors and assigns under this Agreement will hold the Parity Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust for the benefit of the holders of the Parity Lien Obligations as part of the Parity Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Parity Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Issuer and Grantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the parity trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Parity Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Appointment of Junior Collateral Trustee and Declaration of Junior Trust.

(a) Each of the Junior Lien Representatives, on behalf of the applicable holders of Junior Lien Obligations, hereby appoints U.S. Bank National Association as collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of such holders of Junior Lien Obligations. U.S. Bank National Association accepts such appointment by the Junior Lien Representatives as collateral trustee (in such capacity, the “Junior Collateral Trustee”).

(b) To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Issuer and the Grantors hereby grants to the Junior Collateral Trustee, and the Junior Collateral Trustee hereby accepts and agrees to

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hold, in trust under this Agreement for the benefit of all present and future holders of Junior Lien Obligations, all of the Issuer’s and such Grantor’s right, title and interest in, to and under all Collateral granted to the Junior Collateral Trustee under any Security Document for the benefit of the holders of Junior Lien Obligations, together with all of the Junior Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Junior Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate” and, together with the Priority Trust Estate and the Parity Trust Estate, the “Trust Estates”).

The Junior Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Junior Lien Obligations as security for the payment of all present and future Junior Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust for the benefit of the holders of the Junior Lien Obligations as part of the Junior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Junior Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Issuer and Grantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.4 Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

(1) this Agreement and the other Security Documents create three separate and distinct Trust Estates and Liens: the Priority Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations, the Parity Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations, and the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations;

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(2) the Liens securing the Parity Lien Obligations and Junior Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations, whether now existing or hereafter created or arising; and

(3) the Liens securing the Junior Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations and the Parity Lien Obligations, whether now existing or hereafter created or arising.

SECTION 2.5 Restrictions on Enforcement of Parity Liens.

(a) Until the Discharge of Priority Lien Obligations, the holders of Indebtedness issued under the Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither any Parity Lien Representatives nor the holders of Parity Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters; provided that the Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations required to act under the applicable Secured Debt Documents may exercise any or all rights or remedies after a period of at least 90 days has elapsed since the date on which any Priority Lien Representative received notice pursuant to Section 7.7 from any Parity Lien Representative that (i) an event or condition which, under the terms of any credit agreement, indenture or other agreement or instrument governing any Series of Secured Debt causes, or permits holders of such Series of Secured Debt outstanding thereunder to cause, such Series of Secured Debt outstanding thereunder to become immediately due and payable has occurred and is then continuing with respect to such Parity Lien Obligations and (ii) holders of any Series of Parity Lien Obligations have accelerated and demanded the repayment of the principal amount of the applicable Parity Lien Debt in accordance with the applicable Parity Lien Documents, including without limitation, the Notes and the Indenture (the “Parity Standstill Period”). Notwithstanding the foregoing limitations, the Parity Lien Representatives and the holders of Parity Lien Obligations may direct the Collateral Trustee:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Priority Lien;

(3) as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Priority Liens) of the Parity Liens upon any Collateral, subject to the limitations set forth in the Security Documents; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the Parity Lien Representatives and the holders of Parity Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control; or

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(4) as necessary to create, prove, preserve or protect (but not enforce) the Parity Liens, subject to the limitations set forth in the Security Documents, upon any Collateral.

(b) Subject to Section 12.07 of the Indenture, until the Discharge of Priority Lien Obligations, none of the holders of Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative will, or will support any Person who does any of the following:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to the Priority Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

(5) contest or challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Issuer or any Guarantor in accordance with applicable law; provided that the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited under this section, including under clauses (1) through (5) of this Section 2.5(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.10.

(c) At any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any Guarantor or (2) the receipt by the Collateral Trustee and each Parity Lien Representative of written notice from any Priority Lien Representative at the direction of an Act of Required Debtholders stating that (A) any default exists under any Series of Priority Lien Debt, (B) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise)

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or (C) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Issuer or any Grantor to the Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations (including, without limitation, payments and prepayments made for application to Parity Lien Obligations and all other payments and deposits made pursuant to any provision of the Indenture, the Notes, the Guarantees or any other Parity Lien Document).

(d) Subject to Section 12.07 of the Indenture, all proceeds of Collateral received by the Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations in violation of Section 2.5(c) will be segregated and held in trust by the Collateral Trustee, the applicable Parity Lien Representative or the applicable holder of Parity Lien Obligations for the account of the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Parity Liens will remain attached to and, subject to Section 12.06 of the Indenture, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee (acting on behalf of the holders of the Parity Lien Obligations), any Parity Lien Representative or any holder of Parity Lien Obligations not in violation of Section 2.5(c) will be received by the Collateral Trustee, such Parity Lien Representative or such holder of Parity Lien Obligations free from the Priority Liens and all other Liens (except the Permitted Priority Liens of the type described in clauses (2) and (3) of the definition thereof, Parity Liens and Junior Liens).

SECTION 2.6 Restrictions on Enforcement of Junior Liens.

(a) (i) Until the Discharge of Priority Lien Obligations, the holders of Indebtedness issued under the Priority Lien Obligations will have, and (ii) at any time after the Discharge of Priority Lien Obligations and prior to the Discharge of Parity Lien Obligations, the holders of Indebtedness issued under the Parity Lien Obligations will have, in each case, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither any Junior Lien Representatives nor the holders of Junior Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters; provided that the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations required to act under the applicable Secured Debt Documents may exercise any or all rights or remedies after a period of at least 90 days has elapsed since the date on which each Priority Lien Representative and each Parity Lien Representative have received notice pursuant to Section 7.7 from any Junior Lien Representative that (i) an event or condition which, under the terms of any credit agreement, indenture or other agreement or instrument governing any Series of Secured Debt causes, or permits holders of such Series of Secured Debt outstanding thereunder to cause, such Series of Secured Debt outstanding thereunder to become immediately due and payable has occurred and is then continuing with respect to the Junior Lien Obligations and (ii) holders of any Series of Junior Lien Obligations have accelerated and demanded the repayment of all such Junior Lien Debt in accordance with the terms of the applicable Junior Lien Documents (the “Junior Standstill Period”); provided, further, that in no event will the Collateral Trustee, Junior Lien Representative or any holder of Junior Lien Obligations exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Junior Standstill Period the Collateral Trustee, any Priority Lien Representative, any Parity Lien Representative or any holder of Priority Lien Obligations or Parity Lien Obligations shall have commenced and be diligently pursuing the exercise of their rights and remedies with respect to all or any portion of the Collateral, prompt notice of which will be delivered to the Collateral Trustee and each Junior Lien Representative. Notwithstanding the foregoing limitations, the Junior Lien Representatives and the holders of Junior Lien Obligations may, direct the Collateral Trustee:

(1) without any condition or restriction whatsoever, at any time after both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations;

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(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations and the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations in the event of foreclosure or other enforcement of any Priority Lien or any Parity Lien;

(3) as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Priority Liens and Parity Liens) of the Junior Liens upon any Collateral, subject to the limitations set forth in the Security Documents; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens, subject to the limitations set forth in the Security Documents, upon any Collateral.

(b) Until both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee or any Junior Lien Representative will, or will support any Person who does any of the following:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to (A) the holders of Priority Lien Obligations in respect of the Priority Liens or (B) the holders of the Parity Lien Obligations in respect of the Parity Liens, or that would limit, invalidate, avoid or set aside any Priority Lien or Parity Lien or subordinate the Priority Liens or the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens or the Parity Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens or Parity Liens made by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of Parity Lien Obligations or any Parity Lien Representative in any Insolvency or Liquidation Proceedings;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of Parity Lien Obligations or any Parity Lien Representative of (A) the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens or (B) the right to credit bid Parity Lien Debt at any sale in foreclosure of Parity Liens;

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(4) oppose or otherwise contest any other request for judicial relief made in any court any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Priority Lien or any Parity Lien; or

(5) contest or challenge the validity, enforceability, perfection or priority of the Priority Liens or the Parity Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Issuer or any Guarantor in accordance with applicable law; provided that the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited under this section, including under clauses (1) through (5) of this Section 2.6(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.10.

(c) At any time prior to the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any Guarantor or (2) the receipt by the Collateral Trustee and each Junior Lien Representative of written notice from any Priority Lien Representative or any Parity Lien Representative, at the direction of an Act of Required Debtholders, stating that (A) any default exists under any Series of Priority Lien Debt or any Series of Parity Lien Debt, (B) any Series of Priority Lien Debt or any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (C) the holders of Priority Liens securing one or more Series of Priority Lien Debt or the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Priority Lien Document or Parity Lien Document to and desire to enforce any or all of the Priority Liens or Parity Liens by reason of a default under such Priority Lien Document or Parity Lien Document, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Issuer or any Grantor to the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision of the any Junior Lien Document).

(d) All proceeds of Collateral received by the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations in violation of Section 2.6(c) will be segregated and held in trust by the Collateral Trustee, the applicable Junior Lien Representative or the applicable holder of Junior Lien Obligations for the account of (i) prior to the Discharge of Priority Lien Obligations, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative and (ii) at any time after the Discharge of Priority Lien Obligations and prior to the Discharge of Parity Lien Obligations, the holders of Parity Liens and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to, and enforceable against, all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee (acting on behalf of the holders of the Junior Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of Section 2.6(c) will be received by the Collateral Trustee, such

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Junior Lien Representative or such holder of Junior Lien Obligations free from the Priority Liens and Parity Liens and all other Liens (except Permitted Priority Liens of the type described in clauses (2) and (3) of the definition thereof and Junior Liens).

SECTION 2.7 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations, each Parity Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (in their capacity as priority lienholders).

(b) Following the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations and any Parity Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

(c) Prior to both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations (in their capacity as priority lienholders) or as against the holders of Parity Lien Obligations (in their capacity as priority lienholders).

(d) Following both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations and the holders of the Parity Lien Obligations, as applicable.

SECTION 2.8 Discretion in Enforcement of Priority Liens, Parity Liens and Junior Liens.

(a) Subject to the terms of this Agreement, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Priority Trust Estate to the extent provided in the Security Documents;

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(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(b) Subject to the terms of this Agreement and the rights of any Priority Lien Representative or any holder of Priority Lien Obligations set forth herein, in exercising rights and remedies with respect to the Collateral, the Parity Lien Representatives may enforce (or refrain from enforcing) the provisions of the Parity Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Parity Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Parity Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Parity Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Parity Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(c) Subject to the terms of this Agreement and the rights of any Priority Lien Representative, any Parity Lien Representative, any holder of Priority Lien Obligations or any holder of Parity Lien Obligations set forth herein, in exercising rights and remedies with respect to the Collateral, the Junior Lien Representatives may enforce (or refrain from enforcing) the provisions of the Junior Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Junior Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Junior Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Junior Trust Estate to the extent provided in the Security Documents;

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(4) the acceptance of the Collateral in full or partial satisfaction of the Junior Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.9 Discretion in Enforcement of Priority Lien Obligations and Parity Lien Obligations.

(a) Without in any way limiting the generality of Section 2.8(a), the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations or the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations or the Junior Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3) release the Priority Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against the Issuer or any Grantor.

(b) Without in any way limiting the generality of Section 2.8(b), the holders of Parity Lien Obligations and the Parity Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Priority Lien Obligations, holders of Junior Lien Obligations, any Priority Lien Representatives or any Junior Lien Representatives, without incurring responsibility to holders of Priority Lien Obligations, holders of Junior Lien Obligations, any Priority Lien Representatives or any Junior Lien Representatives and without impairing or releasing the priority or subordination, as applicable, provided in this Agreement or the obligations hereunder of holders of Priority Lien Obligations, holders of Junior Lien Obligations, any Priority Lien Representatives or any Junior Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Parity Lien Obligations, or otherwise amend or supplement in any manner the Parity Lien Obligations, or any instrument evidencing the Parity Lien Obligations or any agreement under which the Parity Lien Obligations are outstanding;

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(2) release any Person or entity liable in any manner for the collection of the Parity Lien Obligations;

(3) release the Parity Lien on any Collateral; and

(4) subject to the other provisions of this Agreement, exercise or refrain from exercising any rights against the Issuer or any Grantor.

(c) Without in any way limiting the generality of Section 2.8(c), the holders of Junior Lien Obligations and the Junior Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Priority Lien Obligations, holders of Parity Lien Obligations, any Priority Lien Representatives or any Parity Lien Representatives, without incurring responsibility to holders of Priority Lien Obligations, holders of Parity Lien Obligations, any Priority Lien Representatives or any Parity Lien Representatives and without impairing or releasing the priority provided in this Agreement or the obligations hereunder of holders of Priority Lien Obligations, holders of Parity Lien Obligations, any Priority Lien Representatives or any Parity Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Junior Lien Obligations, or otherwise amend or supplement in any manner the Junior Lien Obligations, or any instrument evidencing the Junior Lien Obligations or any agreement under which the Junior Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Junior Lien Obligations;

(3) release the Junior Lien on any Collateral; and

(4) subject to the other provisions of this Agreement, exercise or refrain from exercising any rights against the Issuer or any Grantor.

SECTION 2.10 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order for any of the following:

(1) use of cash collateral;

(2) approval of a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

(4) relating to a sale of assets of the Issuer or any Grantor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens, Parity Liens and Junior Liens will attach to the proceeds of the sale;

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then, the holders of Parity Lien Obligations and the holders of Junior Lien Obligations, in their respective capacities as holders of secured claims, and each Parity Lien Representative and each Junior Lien Representative will not oppose or otherwise contest the entry of such order (a) so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative opposes or otherwise contests any request made by the holders of Parity Lien Obligations, any Parity Lien Representative, the holders of Junior Lien Obligations or any Junior Lien Representative, in each case, for the grant to the Collateral Trustee, for the benefit of the holders of Parity Lien Obligations or Junior Lien Obligations, as applicable, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, such Lien and all Priority Liens on such property, and (b) the Collateral Trustee, each holder of Parity Lien Obligations and each holder of Junior Lien Obligations retain the right to object to any agreements or arrangements regarding the use of cash collateral or any debtor-in-possession financings that (i) are materially prejudicial to their interests, (ii) do not compel the Issuer or the Grantors to seek confirmation of a specific plan of reorganization for which substantially all of the material terms are set forth in the documentation governing such debtor-in-possession financing or cash collateral order, or (iii) require the liquidation of the Collateral prior to a default under the documentation governing such debtor-in-possession financing or cash collateral order.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Issuer or any Guarantor in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited under Section 2.5(b) (including the provisions described under clauses (1) through (5) of Section 2.5(b)) or and the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited under Section 2.6(b) (including the provisions described under clauses (1) through (5) of Section 2.6(b)) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b) If in any Insolvency or Liquidation Proceeding, after the Discharge of Priority Lien Obligations, and prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order for any of the following:

(1) use of cash collateral;

(2) approval of a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or

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(4) relating to a sale of assets of the Issuer or any Grantor that provides, to the extent the assets sold are to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations, in their capacity as holders of secured claims, and each Junior Lien Representative will not oppose or otherwise contest the entry of such order (a) so long as none of the holders of Parity Lien Obligations or any Parity Lien Representative opposes or otherwise contests any request made by the holders of Junior Lien Obligations or any Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, such Lien and all Parity Liens on such property, and (b) the Collateral Trustee, each holder of Junior Lien Obligations retain the right to object to any agreements or arrangements regarding the use of cash collateral or any debtor-in-possession financings that (i) are materially prejudicial to their interests, (ii) do not compel the Issuer or the Grantors to seek confirmation of a specific plan of reorganization for which substantially all of the material terms are set forth in the documentation governing such debtor-in-possession financing or cash collateral order, or (iii) require the liquidation of the Collateral prior to a default under the documentation governing such debtor-in-possession financing or cash collateral order.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Issuer or any Guarantor in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited under Section 2.6(b) (including the provisions described under clauses (1) through (5) of Section 2.6(b)) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(c) The holders of Parity Lien Obligations or any Parity Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(d) The holders of Junior Lien Obligations or any Junior Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations and the holders of Parity Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

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(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations.

SECTION 2.11 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.11 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.4.

SECTION 2.12 Purchase Option.

(a) Without prejudice to the enforcement of remedies of the Collateral Trustee and the holders of Priority Lien Obligations, each Priority Lien Representative and the holders of Priority Lien Obligations agree that at any time during the 90 day period following the earliest of:

(1) a payment default in respect of any Priority Lien Obligations;

(2) an acceleration of any Priority Lien Obligations;

(3) any event of default in respect of any Priority Lien Obligations that has occurred and continued for a period for 90 days or more;

(4) an Act of Required Debtholders in respect of the Collateral to which holders of at least 25% of the applicable Parity Lien Obligations shall have objected in a written notice to the Collateral Trustee, each Priority Lien Representative and each Parity Lien Representative; and

(5) the commencement of any Insolvency or Liquidation Proceeding

(such 90 day period, the “Purchase Option Period”), the holders of any Parity Lien Obligations (or one or more of their Affiliates or designees) will, upon written notice (with respect to clause (4) above, delivered by holders of at least 25% of the Parity Lien Obligations), in each case through their Parity Lien Representative, to the Issuer, the Collateral Trustee and each Priority Lien Representative pursuant to Section 7.7 (a “Purchase Notice”), have the option to purchase the entire aggregate amount of then outstanding Priority Lien Obligations, for cash consideration in immediately available funds, at par plus accrued interest plus any fees and out-of-pocket expenses that at such

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time are accrued and unpaid but would be, under the terms of the relevant Priority Lien Documents, reimbursable by the Issuer, without warranty or representation or recourse, on a pro rata basis for cash consideration in immediately available funds or with respect to any Priority Lien Obligations that are Hedging Obligations at a price equal to the net aggregate amount then owing to counterparties under such Hedge Agreements, including all amounts owing to the counterparties as a result of the termination (or early termination) thereof (collectively, the “Purchase Price”). For the avoidance of doubt, the Purchase Price will exclude any commitment or other fees that would have become due and payable in respect of unfunded commitments under the relevant Priority Lien Documents. Within 5 Business Days after receipt of the Purchase Notice, each Priority Lien Representative will deliver to the Collateral Trustee and the Issuer a statement of the amount of Priority Lien Debt and other Priority Lien Obligations then outstanding for which it is the Priority Lien Representative, which statement will also include wire transfer information and the portion of the Purchase Price to be remitted to each holder of Priority Lien Obligations then outstanding for which it is the Priority Lien Representative (the “Calculation Notice”).

(b) Within 5 Business Days after receipt of the Calculation Notice, the Collateral Trustee will send a copy of the Calculation Notice to the Issuer and each Parity Lien Representative and will include a statement as to the aggregate principal amount of Priority Lien Obligations that each holder of Parity Lien Obligations is entitled to purchase pursuant to this Section 2.12. Within 10 Business Days after receipt of the Calculation Notice and the information referenced in the immediately preceding sentence by such holders of Parity Lien Obligations, each holder of Parity Lien Obligations (together with its respective Affiliates and designees, collectively, the “Purchasers”) shall deliver written notice to the Collateral Trustee of its intent to exercise its purchase option hereunder, and such written notice shall constitute an irrevocable commitment from such Purchaser to purchase its pro rata share of the Priority Lien Obligations at the Purchase Price. Any holder of Parity Lien Obligations who fails to deliver such notice (each, a “Declining Holder”) shall be deemed to have elected not to exercise its purchase option hereunder, and the Collateral Trustee shall promptly following such 10 Business Day period allocate, in a written notice to the remaining Purchasers, each Declining Holder’s pro rata share of the Priority Lien Obligations ratably among the remaining Purchasers (the “Accepting Holders”). Upon receipt of notice from the Collateral Trustee of an allocation of additional Priority Lien Obligations, each Accepting Holder shall deliver written notice to the Collateral Trustee of its intent to exercise its purchase option hereunder with respect to such additional Priority Lien Obligations. Any holder of Parity Lien Obligations who fails to deliver such notice within 10 Business Days after receipt shall be deemed not to exercise its purchase option hereunder with respect to such additional Priority Lien Obligations. Following such 10 Business Day period, to the extent that any Priority Lien Obligations have not been elected for purchase, the Collateral Trustee shall offer each Accepting Holder the option to purchase any such remaining Priority Lien Obligations on a pro rata basis. If not all remaining Priority Lien Obligations are elected for purchase by the Accepting Holders on a pro rata basis, the Collateral Trustee may then offer the Accepting Holders the opportunity to purchase more than a pro rata allocation of Priority Lien Obligations, so long as no other holder of Parity Lien Obligations shall have object to such non-pro rata allocation.

(c) On the date specified by the Collateral Trustee on behalf of the Purchasers (such date, the “Purchase Date”), the holders of the Priority Lien Obligations shall sell to the Purchasers all (but not less than all) of the Priority Lien Obligations that are outstanding on the Purchase Date at the Purchase Price, subject to (i) any required approval of any court or other regulatory or governmental authority then in effect and (ii) compliance with all other applicable laws. Upon the sale of the Priority Lien Obligations to the Purchasers, all commitments to fund any purchased Priority Lien Obligations will automatically terminate, and Issuer hereby consents to such termination.

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(d) The Purchase Price shall be remitted by wire transfer in federal funds to such bank accounts of the Priority Lien Representatives set forth in the Calculation Notice. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Collateral Trustee and holders of the Parity Lien Obligations to the bank accounts designated by the Priority Lien Representatives are received in such bank accounts prior to 12:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Collateral Trustee and holders of the Parity Lien Obligations to the bank accounts designated by the Priority Lien Representatives are received in such bank accounts later than 12:00 p.m., New York City time.

(e) The sale of the Priority Lien Obligations shall be expressly made without warranty or representation of any kind by the Priority Lien Representatives and the holders of Priority Lien Obligations as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to the Priority Lien Representatives and the holders of Priority Lien Obligations, except that each of the Priority Lien Representatives and the holders of Priority Lien Obligations shall represent and warrant severally as to the Priority Lien Obligations then owing to it: (i) the amount of the Priority Lien Obligations being purchased as reflected in the books and records of the Priority Lien Representatives or such holders of Priority Lien Obligations (but without representation or warranty as to the collectability, validity or enforceability thereof); (ii) that the Priority Lien Representatives and such holders of the Priority Lien Obligations own the Priority Lien Obligations and are transferring the Priority Lien Obligations free and clear of any Liens or encumbrances; and (iii) the Priority Lien Representatives and such holders of the Priority Lien Obligations have the right to sell the Priority Lien Obligations and the sale is duly authorized.

(f) On the Purchase Date, each Purchaser shall execute an assignment agreement in form and substance reasonably satisfactory to each Priority Lien Representative and each Parity Lien Representative in order to effect the sale of the Priority Lien Obligations to such Purchaser (and Issuer hereby consents to such assignment and sale). After such sale becomes effective, the Priority Lien Obligations will remain outstanding and enforceable and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the Purchasers thereof will be entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents and this Agreement as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made.

(g) Notwithstanding the foregoing, following the purchase of the entire aggregate amount of the Priority Lien Obligations by the holders of Parity Lien Obligations (or their Affiliates or designees), such holders of Parity Lien Obligations will have no further obligation to fund any commitments in respect of any Priority Lien Obligations so purchased and all outstanding commitments in respect of any Priority Lien Obligations will automatically terminate.

(h) In no event will any holder of Junior Lien Obligations, any Junior Lien Representative, the Issuer or any Grantor or any of their respective Affiliates have the option to purchase any Priority Lien Obligations pursuant to this Section 2.12. Notwithstanding the foregoing, upon receipt of a Purchase Notice, the Issuer may, within 5 Business Days, notify the Collateral Trustee, the Priority Lien Representative and each Parity Lien Representative that it will, within 30

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days of the date of the Purchase Notice, repay all amounts outstanding under any Priority Lien Obligations and terminate all commitments in respect thereof. For the duration of such 30 day period, no holder of any Parity Lien Obligations will take any action in respect of this Section 2.12; provided, that if the Issuer does not repay all amounts outstanding under any Priority Lien Obligations and terminate all commitments in respect thereof within such 30 day period, the holders of Parity Lien Obligations may, following such 30 day period, take any and all actions described in this Section 2.12.

(i) Neither the Collateral Trustee, any Priority Lien Representative nor any holder of Priority Lien Obligations will take any action with respect to the Collateral nor exercise any right or remedy available under the Priority Lien Documents (including any action to accelerate the Priority Lien Debt) during the period following the receipt of a Purchase Notice until the end of the Purchase Option Period, including, without limitation during the 30 day period set forth in Section 2.12(h).

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and where directed pursuant to Section 2.5 or 2.6, as applicable, enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including as mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.3 all proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1; and

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(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Issuer nor any of its Affiliates, and no Parity Lien Representative (other than the Trustee), Priority Lien Representative or Junior Lien Representative, may serve as Collateral Trustee.

SECTION 3.2 Release or Subordination of Liens; Enforcement of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d) for the subordination of the Junior Trust Estate, the Junior Liens, the Parity Trust Estate and the Parity Liens to the Priority Trust Estate and the Priority Liens; or

(e) for the subordination of the Junior Trust Estate and the Junior Liens to the Parity Trust Estate and the Parity Liens.

If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default or event of default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

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SECTION 3.3 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, to the respective Priority Lien Representatives on a pro rata basis for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

THIRD, to the respective Parity Lien Representatives on a pro rata basis for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt);

FOURTH, to the respective Junior Lien Representatives on a pro rata basis for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien

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Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Issuer or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If any Parity Lien Representative, any holder of a Parity Lien Obligation, any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 3.3(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Representative, holder of a Parity Lien Obligation, Junior Lien Representative or holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations, to be applied in accordance with Section 3.3(a). Until so delivered, such proceeds will be held by that Parity Lien Representative, that holder of a Parity Lien Obligation, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations. If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Parity Lien Obligations in accordance with Section 3.3(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien, to be applied in accordance with Section 3.3(a). Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien.

(c) This Section 3.3 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens, Parity Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt (execution and delivery of a Collateral Trust Joinder by the new Secured Debt Representative shall satisfy the requirements of this clause (c)).

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(d) In connection with the application of proceeds pursuant to Section 3.3(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.4 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.5 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.6 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.3.

SECTION 3.7 Additional Secured Debt.

(a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1) holds Secured Obligations that are identified as Junior Lien Debt, Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.7(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.7(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

(b) The Issuer will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt, the registered holder of Parity Lien Debt or the registered holder of Priority Lien Debt incurred by the Issuer or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Issuer may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating that:

(1) the Issuer or such Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt, (ii) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt or (iii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;

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(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7;

(3) the Issuer and each Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant agreements, documents, filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(4) the Issuer and the Grantors have entered into any supplemental Security Documents that are necessary to grant to each Secured Debt Representative, for the ratable benefit of the holders of any Secured Debt outstanding on or prior to the date of the incurrence of such Additional Secured Debt, a security interest in any assets or property of Issuer and the Grantors not otherwise granted under the Security Documents then in effect to the extent that such grantors grant a security interest in such assets to the holders of such Additional Secured Debt or to any of their representatives (such supplemental Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee or any such Secured Debt Representative in respect of such existing Secured Debt may reasonably request (collectively, “Supplemental Security Documents”)); and

(5) the Issuer has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.

Although the Issuer shall be required to deliver a copy of each Additional Secured Debt Designation, Supplemental Security Document and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation, Supplemental Security Document and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.7 are complied with. Each of the Collateral Trustee and the other existing Secured Debt Representatives shall have the right to request that the Issuer shall provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the Issuer) provided to holders of Additional Secured Debt or their Secured Debt Representative as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions (i) need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Issuer and (ii) need not be provided if doing so would violate any confidentiality provision or similar restriction or limitation. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Issuer or any Guarantor to incur additional Indebtedness or grant additional Liens unless in each case otherwise permitted by the terms of all applicable Secured Debt Documents.

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(c) With respect to any Series of Priority Lien Debt, Series of Parity Lien Debt or Series of Junior Lien Debt incurred after the date of this Agreement, the Issuer and each Grantor agrees to take such actions (if any) (including any acknowledgments by the Issuer or any of the Guarantors of guarantees or security that are applicable to Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as the case may be, or the execution of any Supplemental Security Documents) as may (subject to Section 5.12) from time to time reasonably be requested by the Collateral Trustee, any Secured Debt Representative or any Act of Required Debtholders, and enter into any Supplemental Security Documents and such other agreements, amendments, modifications and/or supplements to the then existing guarantees and Security Documents (or execute and deliver such additional guarantees and Security Documents) as may (subject to Section 5.12) from time to time be reasonably requested by the Collateral Trustee in order to cure any ambiguity, mistake, defect or inconsistency that does not adversely affect the legal rights under this Agreement of any holder of Secured Obligations (or as contemplated by the following Section 3.7(d)), to ensure that the relevant additional Priority Lien Obligations, Parity Lien Obligations, or Junior Lien Obligations, as the case may be, are secured by, and entitled to the benefits of, the relevant guarantees and Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such Supplemental Security Documents, agreements, amendments, modifications and/or supplements (and additional guarantees and Security Documents). Notwithstanding the foregoing, the Issuer and the Grantors shall not be required to take any action under this Agreement unless such action is also required by the applicable Security Document.

(d) All parties hereto acknowledge and agree that, as of the date of this Agreement, the Security Documents as then in effect may not secure any Priority Lien Obligations or Junior Lien Obligations. At such time (if any) as any Priority Lien Debt or Junior Lien Debt, as the case may be, becomes entitled to the benefits of this Agreement, additional Security Documents shall be required to be entered into to secure such Priority Lien Debt or Junior Lien Debt, as applicable. Any such Security Documents shall be required to apply only to the Collateral (after giving effect thereto) and shall be in form and substance substantially the same (although providing Priority Liens or Junior Liens, as applicable, and other appropriate modifications) as the respective Security Documents securing the Parity Lien Obligations (after giving effect to any Supplemental Security Documents executed for the benefit of the holders of such Parity Lien Obligations) and otherwise in form and substance reasonably satisfactory to the Collateral Trustee and the Issuer and the Grantors party thereto (subject to Section 5.12).

SECTION 3.8 Foreign Subsidiary Holding Companies.

For the avoidance of doubt, no Foreign Subsidiary Holding Company (as defined in the Indenture) shall be a Guarantor or shall be personally liable for, or be deemed to be a guarantor or surety of, and other than exercising remedies under the Security Documents with respect to the Collateral of such Foreign Subsidiary Holding Company (as defined in the Indenture), the Secured Parties shall have no recourse against any Foreign Subsidiary Holding Company (as defined in the Indenture) for any Secured Obligations. In furtherance of, and without limiting the foregoing, no Foreign Subsidiary Holding Company (as defined in the Indenture) shall be liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay any Secured Obligation.

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ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE ISSUER AND THE GRANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens on the Collateral will be released (automatically and without the requirement of any further action by the Collateral Trustee or any other Person):

(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time), due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Restricted Subsidiary (as defined under the Indenture) of the Issuer in a transaction or other circumstance that complies with Section 4.10 of the Indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indenture;

(3) as to any Collateral of a Restricted Subsidiary (as defined under the Indenture) that is designated as an Unrestricted Subsidiary (as defined under the Indenture) in compliance with the provisions of the Indenture and any other relevant provisions of any other Secured Debt Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary; and

(4) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Issuer has delivered an opinion of counsel and Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained.

(b) The Collateral Trustee agrees for the benefit of the Issuer and the Grantors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

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(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Issuer or the applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuer or the applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

(d) Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in this Article 4.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Issuer will deliver to each Secured Debt Representative a copy of (a) all Security Documents and (b) each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Security Documents and/or Officers’ Certificate, as applicable.

SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, the Collateral Trustee shall authorize the Issuer or the applicable Grantor or any agent or designee thereof (and the same are hereby authorized) to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral to the extent such release or subordination is permitted by the terms hereof; and provided, further, that if the Issuer or any Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of the Issuer or such Grantor to comply with the requirements of such UCC provision.

SECTION 4.4 Release of Liens in Respect of Notes. The Collateral Trustee’s Parity Liens upon the Collateral securing the Notes outstanding under the Indenture or any other Obligations under the Indenture will be released, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Lien on the Collateral will terminate and be discharged, in accordance with Section 12.04 of the Indenture.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have any duties, responsibilities or obligations other than those expressly assumed

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by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders or in accordance with Section 3.7, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. Unless it is a party thereto, the Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt.

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take (unless the terms of this Agreement unambiguously mandate the action the Collateral Trustee is required to take under the circumstances then existing), or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee (acting in any capacity hereunder) will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuer or any Grantor in compliance with the provisions of this Agreement or delivered to it by any

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Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee (acting in any capacity hereunder) will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder (including, without limitation, taking any actions under or in respect of control agreements) unless it has been provided with pre-funding, security or indemnity reasonably satisfactory to it (and, for the avoidance of doubt, from parties reasonably satisfactory to it) against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise, subject to Section 5.10, in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

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SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected and maintained by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties.

Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 Hazardous Materials; No Liability for Clean Up; Indemnification.

In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any

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environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

The Issuer and the Guarantors shall defend, indemnify, and hold harmless the Collateral Trustee and its officers, directors, employees and agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Collateral Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses; provided the Collateral Trustee shall not be entitled to indemnification hereunder with respect to the foregoing clauses (w) through (z) to the extent such liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Trustee. For purposes of this paragraph, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Issuer and the Guarantors may have to any Indemnitee at common law, and shall survive the termination of this Agreement.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee.

Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Issuer; and

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(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders, subject to the prior written consent of the Issuer (such consent not to be unreasonably withheld or delayed). If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Issuer), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $100,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not a Secured Debt Representative.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(b) the predecessor Collateral Trustee will (at the expense of the Issuer) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by

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law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Issuer, each Priority Lien Representative, each Parity Lien Representative and each Junior Lien Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; or (iii) providing for the assumption of the Issuer’s or any Grantors’ Obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer or such Grantor, as applicable, will become effective when executed and delivered by the Issuer or any Grantor party thereto and the Collateral Trustee;

(2) no amendment or supplement to this Agreement that directly reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders or Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders” or “Required Parity Lien Debtholders” or “Required Parity Lien Debtholders”),

(B) to share in the order of application described in Section 3.3 in the proceeds of enforcement of or realization on any Collateral, or

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Article 4,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

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(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1) any mortgage or other Security Document that secures Junior Lien Obligations (but not Priority Lien Obligations or Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders (or such other number or percentage of holders of Junior Lien Debt as may be required under the applicable Junior Lien Documents), unless such amendment or supplement would not be permitted under the terms of Sections 7.1(a)(2) and 7.1(a)(3), the other Priority Lien Documents or the other Parity Lien Documents;

(2) any mortgage or other Security Document that secures Parity Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders (or such other number or percentage of holders of Parity Lien Debt as may be required under the applicable Parity Lien Documents), unless such amendment or supplement would not be permitted under the terms of Sections 7.1(a)(2) and 7.1(a)(3) or the other Priority Lien Documents;

(3) any mortgage or other Security Document that secures Priority Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Priority Lien Debtholders (or such other number or percentage of holders of Priority Lien Debt as may be required under the applicable Priority Lien Documents), unless such amendment or supplement would not be permitted under the terms of Sections 7.1(a)(2) and 7.1(a)(3) or the other Parity Lien Documents; and

(4) any amendment or waiver of, or any consent under, any provision of this Agreement or any mortgage or other Security Document that secures Priority Lien Obligations or that secures Parity Lien Obligations (to the extent otherwise permitted under this Section 7.1) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by the Issuer or any Grantor or any holder of Junior Lien Obligations.

(c) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Issuer (which may be provided by internal counsel to the Issuer) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Issuer (which may be provided by internal counsel to the Issuer) addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

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(d) The holders of Secured Debt and the Secured Debt Representatives agree that each Security Document that secures Secured Obligations will include language substantially similar in all material respects to the following:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of [—], among Issuer, the Grantors from time to time party thereto, the Priority Lien Representatives from time to time party thereto, the Parity Lien Representatives from time to time party thereto, the Junior Lien Representatives from time to time party thereto, U.S. Bank National Association, as Trustee under the Indenture (as defined therein) and U.S. Bank National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Secured Debt Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the applicable Secured Debt Representatives agree, prior to such Secured Debt Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Secured Debt Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement.

SECTION 7.3 Further Assurances.

(a) The Issuer and each of the Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents, and subject to the limitations set forth in the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Issuer and each of the Grantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations (it being expressly agreed that the Collateral Trustee has no responsibility to monitor, protect or perfect any such Liens or benefits).

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(c) Notwithstanding anything to the contrary set forth herein (including, without limitation, Sections 3.7(c), 7.3(a) and 7.3(b)), the Issuer and the Grantors shall not be required to take any action under this Agreement unless such action is also required by the applicable Security Secured Debt Document.

SECTION 7.4 Perfection of the Parity Trust Estate and the Junior Trust Estate.

(a) Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of the Junior Lien Obligations and the Junior Lien Representatives, as the case may be, in any portion of the Parity Trust Estate or Junior Trust Estate, as applicable, in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Priority Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of the Junior Lien Obligations and the Junior Lien Representatives, as the case may be.

(b) After the Discharge Priority Lien Obligations or prior to the incurrence of Priority Lien Obligations, solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of the Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Parity Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Parity Lien Obligations and the Parity Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the holders of the Junior Lien Obligations and the Junior Lien Representatives.

SECTION 7.5 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Issuer nor any Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Issuer and the Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

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SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given shall be in writing and may be given to the following addresses:

If to the Trustee or the Collateral Trustee:

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attention: Corporate Trust Services

With a copy to:

Thompson Hines LLP

335 Madison Avenue

New York, New York 10017

Attention: Irving C. Apar

If to the Issuer and/or any Grantor:

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Facsimile No.: (703) 902-2877

Attention: Chief Legal Officer

With a copy to:

Jenner & Block LLP

353 N Clark Street

Chicago, Illinois 60654

Facsimile No.: (312) 840-8711

Attention: Thomas A. Monson

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, or by facsimile, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as

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amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative. Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative. Promptly following the Discharge of Junior Lien Obligations with respect to one or more Series of Junior Lien Debt, each Junior Lien Representative with respect to each applicable Series of Junior Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses. The Issuer and the Guarantors jointly and severally agree to pay, promptly upon written demand:

(1) such compensation to the Collateral Trustee and its agents as the Issuer and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable and documented out of pocket costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable and documented fees, expenses and disbursements of outside legal counsel and any advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Issuer or any Grantor;

(4) all reasonable and documented out of pocket costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

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(5) all other reasonable and documented out of pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity.

(a) The Issuer and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Secured Debt Representative and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.11 will be payable promptly following written demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Issuer and the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) None of the Issuer or the Grantors will assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive

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damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Issuer and the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of the Issuer and the Grantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

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(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Additional Grantors. The Issuer will cause each Person that becomes a successor to the Issuer or becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Issuer shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.20 are complied with.

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SECTION 7.21 Continuing Nature of this Agreement; Discharge of Priority Lien Obligations; Discharge of Parity Lien Obligations.

(a) This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Parity Lien Obligations, Parity Lien Representative with respect to the Parity Lien Obligations, any holder of Junior Lien Obligations, or Junior Lien Representative with respect to the Junior Lien Obligations, as the case may be, from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Parity Lien Representative, that holder of a Parity Lien Obligation, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations to be applied in accordance with Section 3.3. Until so delivered, such proceeds will be held by that Parity Lien Representative, that holder of a Parity Lien Obligation, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations. For the avoidance of doubt, if a Discharge of Priority Lien Obligations occurs prior to the termination of this Agreement, to the extent that additional Priority Lien Obligations are incurred in accordance with Section 3.7, effective upon the incurrence of such additional Priority Lien Obligations in accordance with Section 3.7, there shall no longer be a Discharge of Priority Lien Obligations for purposes of this Agreement.

(b) Subject to Section 7.21(a) above, this Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Parity Lien Obligations or Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Parity Lien Obligations is recovered from any holder of Parity Lien Obligations or any Parity Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations, Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien, to be applied in accordance with Section 3.3. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien. For the avoidance of doubt, if a Discharge of Parity Lien Obligations occurs prior to the termination of this Agreement, to the extent that additional Parity Lien Obligations are incurred in accordance with Section 3.7, effective upon the incurrence of such additional Parity Lien Obligations in accordance with Section 3.7, there shall no longer be a Discharge of Parity Lien Obligations for purposes of this Agreement.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Issuer or any Grantor.

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The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives.

Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Issuer, the Grantors or the Collateral Trustee hereunder.

SECTION 7.24 Force Majeure.

In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.25 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, as amended, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Trustee. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act, as amended.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

[—]

By:
Name:
Title:

[—]

By:
Name:
Title:

[—]

By:
Name:
Title:

S-1

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee

By:
Name:
Title:

S-2

EXHIBIT A

to Collateral Trust Agreement

FORM OF

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of [—] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications Holding, Inc. (the “Issuer”), the Grantors from time to time party thereto, each Priority Lien Representative (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein), each Junior Lien Representative (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate Additional Secured Debt (as defined therein) as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the [Issuer] hereby certifies on behalf of the [Issuer] that:

(A) [insert name of the Issuer or other Grantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt] or [Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) Each of the Issuer and each Grantor has (or substantially concurrently herewith shall cause to be) duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

A-1

(D) the Issuer has caused (or substantially concurrently herewith shall cause) a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, the Issuer has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of                 , 20    .

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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EXHIBIT B

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL SECURED DEBT

Reference is made to the Collateral Trust Agreement dated as of [—] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications Holding, Inc. (the “Issuer”), the Grantors from time to time party thereto, each Priority Lien Representative (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein), each Junior Lien Representative (as defined therein), and U.S. Bank National Association, as Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.7 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,                                         , a                             , (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [Junior Lien Representative] [a Parity Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

In furtherance of the foregoing, the New Representative hereby (a) appoints U.S. Bank National Association as [Priority][Parity][Junior] Collateral Trustee for purposes of the [insert defined term for the security documents, including the Collateral Trust Agreement] in accordance with the provisions of Section [    ] of the Collateral Trust Agreement, and agrees to be bound by the terms thereof; (b) acknowledges and agrees that the [Priority][Parity][Junior] Collateral Trustee, in its capacity as such, shall be trustee on its behalf and on behalf of all of the other holders of Obligations; (c) authorizes the [Priority][Parity][Junior] Collateral Trustee to take such actions on behalf of itself and the other holders of the [Priority Lien Obligations][ Parity Lien Obligations][Junior Lien Obligations] and to exercise such powers as are delegated to the [Priority][Parity][Junior] Collateral Trustee in the [insert defined term for the security documents, including the Collateral Trust Agreement] and any other [insert term, if any, for all other transaction agreements for the particular lien], together with such actions and powers as are reasonably incidental thereto; and (d) authorizes the [Priority][Parity][Junior] Collateral Trustee to execute and deliver the [insert defined term for the security documents, including the Collateral Trust Agreement] and any other [insert term, if any, for all other transaction agreements for the particular lien] on behalf of itself and the other holders of the [Priority Lien Obligations][ Parity Lien Obligations][Junior Lien Obligations]. U.S. Bank National Association hereby accepts the appointment made hereby.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Parity Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, Series of Parity Lien Debt and Series of Junior Lien Debt, each existing and future Priority Lien Representative, each other existing and future Parity Lien Representative, each existing and future Junior Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Grantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Parity Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative (i) are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens and (ii) consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents.

[or]

[Option B: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, Series of Parity Lien Debt and Series of Junior Lien Debt, each existing and future Parity Lien Representative, each existing and future Junior Lien Representative, each other existing and future Priority Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuer or any Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Priority Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative (i) are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens and (ii) consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents.

[or]

[Option C: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, Series of Parity Lien Debt and Series of Junior Lien Debt, each existing and future Parity Lien Representative, each other existing and future Junior Lien Representative, each existing and future Priority Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Grantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative (i) are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens and (ii) consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents.

3. By acknowledging and agreeing to this Collateral Trust Joinder, each of the Grantors party hereto hereby reaffirms the security interests previously granted to the [Priority][Parity][Junior] Collateral Trustee pursuant to the [identify relevant security agreement] to secure the [identify relevant secured obligations], and further each of the undersigned Grantors hereby grants to the [Priority][Parity][Junior] Collateral Trustee, for the benefit of holders of the [Priority Lien Obligations][ Parity Lien Obligations][Junior Lien Obligations] (including the New Representative, for the benefit of the [identify new holders of applicable debt]), a security interest in all of such Grantor’s right, title and interest in the [insert defined term for the collateral], whether now owned or hereafter acquired, to secure the [identify relevant secured obligations] and such security interest shall be subject to all the terms of the [identify relevant security agreement].

4. Governing Law. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                 , 20    .

[insert name of the new representative]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

U.S. BANK NATIONAL ASSOCIATION, as [Priority][Parity][Junior] Collateral Trustee

By:
Name:
Title:

The Grantors hereby acknowledge and agree to this Collateral Trust Joinder:

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

[—]

By:
Name:
Title:

[—]

By:
Name:
Title:

EXHIBIT C

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL GRANTOR/SUCCESSOR ISSUER

Reference is made to the Collateral Trust Agreement dated as of [—] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications Holding, Inc. (the “Issuer”), the Grantors from time to time party thereto, each Priority Lien Representative (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein), each Junior Lien Representative (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                                         , a                             , hereby agrees to become party as a [Grantor][Issuer] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                 , 20    .

[ ]

By:
Name:
Title:

C-1

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

C-2

EXHIBIT G

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 7, 2011 (the “Indenture”), among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, U.S. Bank National Association, as Trustee and as Collateral Trustee, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, and premium, if any, and interest, on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature page follows.]

G-1

IN WITNESS HEREOF, the parties have caused this Notation of Guarantee to be duly executed.

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
	Name:	James C. Keeley
	Title:	Vice President and Corporate Controller

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
	Name:	James C. Keeley
	Title:	Corporate Controller and Treasurer

IPRIMUS USA, INC.

LINGO HOLDINGS, INC.

LINGO, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

PRIMUS TELECOMMUNICATIONS, INC.

ARBINET CORPORATION

ANIP, INC.

ARBINET CARRIER SERVICES, INC.

ARBINET COMMUNICATIONS, INC.

ARBINET DIGITAL MEDIA CORPORATION

ARBINET MANAGED SERVICES, INC.

ARBINET SERVICES, INC.

BELL FAX, INC.

By:
	Name:	James C. Keeley
	Title:	Vice President and Corporate Controller

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